                                                                    EXHIBIT 4.04



                              AT HOME CORPORATION

                  AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT

                         ________________________, 1997

                 AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT
                 --------------------------------------------


          THIS AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT (this "Agreement")
                                                                   ---------
is entered into as of this 1st day of August, 1996, by and among AT HOME CORPORATION, a Delaware corporation (the "Company" or "@Home"), the Stockholders
                                          -------      -----
of the Company set forth on Schedule I attached hereto and certain affiliates of the Stockholders which are signatories hereto.


                                    RECITALS
                                    --------

          WHEREAS, the Company, the KPCB Affiliates and TCI Sub are parties to a Stockholders Agreement, dated as of August 29, 1995 (the "1995 Stockholders
                                                          -----------------
Agreement").
---------

          WHEREAS, the Company, the KPCB Affiliates, TCI Sub, certain of their affiliates and certain affiliates of Cox Communications, Inc. and Comcast Corporation have entered into a Letter Agreement and Term Sheet, dated as of June 4, 1996, which is being amended as of this date pursuant to Section 11.13 below (the "Term Sheet"), which provides for, among other things, certain
            ----------
purchases of Company securities by affiliates of Cox Communications, Inc. and Comcast Corporation and certain additional purchases of Company securities by TCI Sub and the KPCB Affiliates, certain governance rights and transfer restrictions among the Stockholders, and certain arrangements among certain affiliates of the Stockholders regarding the distribution of the @Home Services;

          WHEREAS, the Term Sheet contemplated that all or a portion of the rights and obligations of the parties thereto may be superseded by separate definitive agreements relating to specific aspects of the transactions and relationships provided for in the Term Sheet;

          WHEREAS, TCI Sub and the KPCB Affiliates desire to enter into this Agreement in order to amend and restate the 1995 Stockholders Agreement and affiliates of Cox Communications, Inc. and Comcast Corporation desire to enter into this Agreement in connection with their purchase and exchange of Company securities pursuant to the stock purchase and exchange agreement which is being entered into by the parties as of the date hereof in order to supersede the provisions relating to the purchase of Company securities set forth in the Term Sheet (the "Stock Purchase Agreement");
            ------------------------

          NOW THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

                                   ARTICLE 1

                     DEFINITIONS AND OTHER GENERAL MATTERS
                     -------------------------------------

           1.1 Certain Definitions.  As used in this Agreement, the following
               -------------------
terms shall have the following meanings:

          "Affiliate" means, with respect to any Person, any other Person that
           ---------
directly or indirectly through one or more intermediaries Controls, is Controlled by, or is under common Control with such Person; provided that for
                                                            --------
purposes of this Agreement, (i) neither the Company nor any of its Subsidiaries shall be deemed to be an Affiliate of any member of a Stockholder's Stockholder Group, and (ii) no member of any Stockholder's Stockholder Group shall be deemed to be an Affiliate of another Stockholder's Stockholder Group, in each case solely by reason of any investment in the Company or any rights or obligations provided for in this Agreement.

          "Appraiser" means a nationally recognized investment banking firm that
           ---------
is not an Affiliate or Associate of the Company or a member of any Stockholder Group.

          "Associate" shall have the meaning set forth in Rule 405 under the
           ---------
Securities Act.

          "@Home Services" means the business of providing Internet connectivity
           --------------
service and Internet "backbone" service which includes without limitation the following: (i) direct connectivity to the Internet through the development, packaging, marketing and distribution of a suite of branded Internet connectivity services and certain branded applications, including one or more custom browsers, for use by subscribers and information providers, together with connections to various on-line hosting services (such as America Online, Prodigy, CompuServe and The Microsoft Network) and information providers, both in the United States and internationally (in countries where the Company is capable of providing such service), (ii) directory services and navigation services to content created by third parties, provided, however, that it is not
                                              --------  -------
contemplated that the Company would itself be a creator of content (other than with respect to content created as part of the Company's navigation services (such as the "video barker" and "templates" for the creation of navigation home pages), the aggregation and organization of content created by third parties and technological assistance to such third party creators), and (iii) systems for
(a) "backbone" transmission, (b) network management, and (c) billing and associated support functions.

          "Attributable Shares" means, with respect to any Stockholder Group, a
           -------------------
number of shares of Series A Common Stock (determined as if all Rights held by such Stockholder Group, the exercise, exchange or conversion of which does not require the payment of any additional consideration, had been exercised, exchanged or converted) equal to the sum of, without duplication,

          (i) the number of shares of Series A Common Stock owned directly by the Parent of such Stockholder Group, and

          (ii) in the event that such Parent owns shares of Series A Common Stock indirectly through one or more unbroken chains of Subsidiaries, such Parent's indirect equity economic interest in such shares of Series A Common Stock determined by multiplying (x) the number of shares of Series A Common Stock held directly by each Stockholder which is a member of such Stockholder Group together with any shares of Series A Common Stock issuable to such Stockholder upon the conversion, exercise or exchange of any Rights (the exercise, exchange or conversion of which does not require the payment of any additional consideration), by (y) the percentage equity economic interest of such Parent in such Stockholder.

          A Parent's percentage equity economic interest in such Stockholder shall be determined by multiplying the percentage equity economic interest in such Stockholder owned by each Subsidiary which directly owns equity securities of such Stockholder by the percentage equity economic interest in such Subsidiary directly owned by the next most proximate Subsidiary which owns equity securities of such first Subsidiary, and thereafter multiplying the product thereof by the percentage equity economic interest directly owned by the next most proximate Subsidiary in such chain of unbroken Subsidiaries to and including the Subsidiary in which the Parent directly owns the equity economic interests (and including the Parent's equity economic interest in such Subsidiary). Such calculations of percentage equity economic interest shall be based upon such Person's ownership of the outstanding common equity of such other Person, after giving effect to the exercise, exchange or conversion of all Rights to acquire common equity securities (the exercise, exchange or conversion of which does not require the payment of additional consideration) held by all Persons holding equity securities in such other Person.

          "Average Market Price" means, as of any date, the average of the daily
           --------------------
closing prices for the Series A Common Stock for the most recent period of twenty trading days on which such securities trade ending on the trading day immediately preceding such date, appropriately adjusted to take into account the actual occurrence, during the period following the first of such twenty trading days and ending on such date, of any stock dividends, stock splits, reverse stock splits, recapitalizations and the like. The closing price for each day shall be the last reported sale price regular way (or if no such reported sale takes place on such day, the average of the reported closing bid and asked prices, regular way) on the composite tape, or if the Series A Common Stock is not quoted on the composite tape, on the principal United States securities exchange registered under the Exchange Act on which such securities are listed or admitted to trading or, if the Series A Common Stock is not listed or admitted to trading on any such exchange, then the closing sale price (or the average of the quoted closing bid and asked prices if no sale is reported) as reported by NASDAQ or any comparable system, or if the Series A Common Stock is not quoted on NASDAQ, or any comparable system, the average of the closing bid and asked prices as furnished by any member of the National Association of Securities Dealers, Inc. selected by the Board.

          "Board" means the Board of Directors of the Company and, unless the
           -----
context indicates otherwise, shall also mean, to the extent permitted by law, any committee thereof authorized, with respect to any particular matter, to exercise the power of the Board of Directors of the Company with respect to such matter; provided, however, that references contained herein to matters
        --------  -------
"approved" by the Board shall be deemed to refer to matters which have been approved by Board Action.

          "Board Action" shall have the meaning assigned to such term in the
           ------------
Charter.

          "Business Day" means any day other than a Saturday, Sunday or a day on
           ------------
which banking institutions in New York, New York are not required to be open.

          "Bylaws" means the Bylaws of the Company, as amended to the date in
           ------
question.

          ".Com Agreement" shall have the meaning set forth in the Charter.
           --------------

          "Cable Parent" means (i) with respect to TCI Sub, TCI Internet
           ------------
Services, Inc. TCI.NET and TCIC (which entities shall collectively be a single Cable Parent), (ii) with respect to Comcast Sub, Comcast Cable and Comcast On-Line (which entities shall collectively be a single Cable Parent), and (iii) with respect to Cox Sub, CCI. In addition, each Parent shall be entitled to designate one or more members of such Parent's Stockholder Group to be included
within the Cable Parent of such Parent's Stockholder Group.   Any such
additional entities shall execute and deliver to the Company and each other Parent, an instrument, in form and substance reasonably acceptable to the Company, agreeing to be bound by the provisions of this Agreement applicable to the other Persons which are included within the Cable Parent of such Parent's Stockholder Group. Such designation shall not constitute an assignment by or release of any other Person which is a Cable Parent of such Stockholder Group.

          "Cable Parent Exclusivity Provisions" shall have the meaning assigned
           -----------------------------------
to such term in the Master Distribution Agreement.

          "Cable Partner" means any of TCI Sub, Comcast Sub or Cox Sub, as
           -------------
applicable.

          "CCI" means Cox Communications, Inc., a Delaware corporation.
           ---

          "CEI" means Cox Enterprises, Inc., a Delaware corporation.
           ---

          "CEO" means the Person which has been duly elected or appointed by the
           ---
Board in accordance with the Charter and/or the Bylaws, and is then serving as, the Chief Executive Officer of the Company.

          "Change of Control of a Stockholder" shall be deemed to have occurred
           ----------------------------------
at such time as the Parent of a Stockholder ceases to own, directly or indirectly, securities constituting a majority of the outstanding voting power and equity interests of such Stockholder, other than pursuant to a transaction which is a Qualified Spin Off Transaction or a transaction which constitutes a Control Block Sale.

          "Charter" means the Certificate of Incorporation of the Company, as
           -------
amended to the date in question.

          "Closing" means the consummation of the transactions contemplated by
           -------
the Stock Purchase Agreement.

          "Comcast" means Comcast Corporation, a Pennsylvania corporation.
           -------

          "Comcast Cable" means Comcast Cable Communications, Inc., a Delaware
           -------------
corporation.

          "Comcast On-Line" means Comcast On-Line Communications, Inc., a
           ---------------
Delaware corporation.

          "Comcast Stockholder Group" means Comcast, Comcast Cable, Comcast On-
           -------------------------
Line, Comcast Sub and their respective Controlled Affiliates; provided, however,
                                                              --------  -------
that following any Qualified Spin Off Transaction and the related assignment pursuant to Section 11.1 to the Spin Off Parent, such term shall be deemed to refer, to the extent applicable, to such Spin Off Parent and its Controlled Affiliates.

          "Comcast Sub" means Comcast PC Investments, Inc., a Delaware
           -----------
corporation and an indirect wholly owned Subsidiary of Comcast, and any member of the Comcast Stockholder Group to which Company Securities are transferred pursuant to a Permitted Transfer.

          "Comcast Ultimate Parent" means Comcast.
           -----------------------

          "Commission" means the Securities and Exchange Commission, or any
           ----------
other Federal agency at the time administering the Securities Act or the Exchange Act.

          "Common Stock" means any of the Series A Common Stock, the Series B
           ------------
Common Stock or the Series K Common Stock

          "Common Stock Director" means any member of the Board of Directors of
           ---------------------
the Company who is not elected or appointed solely by the holders of a specified class or series of Preferred Stock or by the holders of the Series B Common Stock.

          "Company Securities" means, without duplication, (i) the shares of
           ------------------
Series AM Preferred Stock, Series AT Preferred Stock, Series AX Preferred Stock, Series K Preferred Stock, and Series T Preferred Stock held by the Stockholders as of the Closing, (ii) shares of Series B Common Stock issuable upon conversion of shares of Series T Preferred Stock, shares of Series A Common Stock issued or issuable upon conversion of shares of Series B Common Stock or Series K Common Stock or upon conversion of shares of Series AM Preferred Stock, Series AT Preferred Stock or Series AX Preferred Stock or shares of Series K Common Stock issuable upon conversion of shares of Series K Preferred Stock, (iii) any Stockholder Additional Securities, and (iv) any Company Securities acquired by a Stockholder or the other members of its Stockholder Group directly from another Stockholder Group pursuant to Sections 4.3(c), 4.4(c) or (d), 5.2, 6.1, 6.2, or
6.3 hereof, in each case as such number of Company Securities shall be appropriately adjusted to give effect to any stock splits, reverse stock splits, stock dividends, recapitalizations and the like occurring after the Closing. With respect to any allocation of shares purchasable by any Stockholder Group which is to be made pro rata based upon such Stockholder Group's ownership of Company Securities, such allocation shall be made based solely upon the Stockholder Group in question and all other Stockholder Groups' ownership of (i) outstanding shares of capital stock of the Company and (ii) shares issuable upon the exercise, exchange or conversion of any Rights, which exercise, exchange or conversion does not require the payment of additional consideration.

          "Control" (including its correlative meanings "Controlled by" and
           -------
"under common Control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, management agreement or otherwise.

          "Control Block Group" means the members of any Stockholder Group or
           -------------------
Stockholder Groups and any other Persons that beneficially own securities of the Company and that are acting in concert in connection with a Control Block Sale.

          "Control Block Offer" means an offer from an Unaffiliated Third Party
           -------------------
to acquire from a Stockholder or group of Stockholders (in one transaction or a series of related transactions) beneficial ownership of an amount of Voting Stock which, after giving effect to the consummation of such transaction and including any Voting Stock theretofore beneficially owned by such Unaffiliated Third Party, would result in such Unaffiliated Third Party beneficially owning Voting Stock representing a majority of the outstanding voting power of the Company. For purposes of this definition, a Person shall be deemed to have acquired Voting Stock representing a majority of the outstanding voting power of the Company at such time as such Person beneficially owns Voting Stock which, assuming the holders of such Voting Stock and all other Voting Stock then outstanding cast the maximum number of votes the holders of such securities are entitled to cast generally upon matters with respect to which the holders of the Common Stock, Convertible Preferred Stock and any series of Series Preferred Stock are then entitled to vote as a single class (assuming where applicable and without duplication the conversion, exercise or exchange of any issued and outstanding securities of the Company (including securities of the Company owned by such Person) which are convertible into or exercisable or exchangeable for Voting Stock (without the payment of additional consideration in respect of such conversion, exercise or exchange)), constitute at least a majority of the voting power of the Company.

          "Control Block Sale" means any transaction or a series of related
           ------------------
transactions involving one or more Stockholders and the other members (if any) of their respective Stockholder Groups (and any Persons owning Voting Stock who are acting in concert) and an Unaffiliated Third Party, which, after giving effect to the consummation of such transaction or series of related transactions and including any Voting Stock theretofore beneficially owned by such Unaffiliated Third Party, would result in such Unaffiliated Third Party acquiring beneficial ownership of Voting Stock representing a majority of the outstanding voting power of the Company. For purposes of this definition, a Person shall be deemed to have acquired Voting Stock representing a majority of the outstanding voting power of the Company at such time as such Person beneficially owns Voting Stock which, assuming the holders of such Voting Stock and all other Voting Stock then outstanding cast the maximum number of votes the holders of such securities are entitled to cast generally upon matters with respect to which the holders of the Common Stock, Convertible Preferred Stock and any series of Series Preferred Stock are then entitled to vote as a single class (assuming where applicable and without duplication the conversion, exercise or exchange of any issued and outstanding securities of the Company (including the securities of the Company owned by such Person) which are convertible into or exercisable or exchangeable for Voting Stock (without the payment of additional consideration in respect of such conversion, exercise or exchange)), constitute at least a majority of the voting power of the Company.

          "Controlled Affiliate" of any Person shall be any Person which is
           --------------------
Controlled by such Person; provided, however, that the Company will not be
                           --------  -------
deemed to be a Controlled Affiliate of any Parent of a Stockholder or such Parent's Controlled Affiliates.

          "Convertible Preferred Stock" means, collectively, the Series K
           ---------------------------
Preferred Stock, the Series T Preferred Stock, the Series AM Preferred Stock, the Series AT Preferred Stock and the Series AX Preferred Stock.

          "Cox Stockholder Group" means CCI, Cox Sub and their respective
           ---------------------
Controlled Affiliates; provided, however, that following any Qualified Spin Off
                       --------  -------
Transaction and the related assignment pursuant to Section 11.1 to the Spin Off Parent, such term shall be deemed to refer, to the extent applicable, to such Spin Off Parent and its Controlled Affiliates.

          "Cox Sub" means Cox Teleport Providence, Inc., a Delaware corporation
           -------
and an indirect wholly owned Subsidiary of CCI, and any member of the Cox Stockholder Group to which Company Securities are transferred pursuant to a Permitted Transfer.

          "Cox Ultimate Parent" means CEI.
           -------------------

          "Demand Registration" shall have the meaning assigned to such term in
           -------------------
the Registration Rights Agreement.

          "Eligible Stockholder" means a Stockholder whose Stockholder Group
           --------------------
owns its applicable Eligible Stockholder Amount or, with respect to a Stockholder whose failure to own such amount has been waived by all other Stockholders, such Stockholder during the period any such waiver (or any further waiver) is in effect in accordance with the provisions of Section 2.1(c).

          "Eligible Stockholder Amount" means a number of Attributable Shares
           ---------------------------
equal to (i) with respect to the TCI Stockholder Group, at least 5,807,500 shares of Series A Common Stock, (ii) with respect to the KPCB Stockholder Group, at least 1,734,708 shares of Series A Common Stock, (iii) with respect to the Comcast Stockholder Group, at least 1,819,617 shares of Series A Common Stock and (iv) with respect to the Cox Stockholder Group, at least 1,819,617 shares of Series A Common Stock, in each case (x) after giving effect to the exercise, exchange or conversion of any Company Securities which are exercisable or exchangeable for or convertible into, shares of Series A Common Stock (without the payment of additional consideration in respect of such conversion, exercise or exchange) and (y) as such numbers of shares are appropriately adjusted to give effect to any stock splits, reverse stock splits, stock dividends, recapitalizations and the like occurring after the Closing.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended,
           ------------
or any successor Federal statute, and the rules and regulations of the Commission promulgated thereunder, as they each may, from time to time, be in effect.

          "Execution Date" means June 4, 1996.
           --------------

          "Exclusive Stockholder" means a Stockholder whose Cable Parent has
           ---------------------
complied with at all times since the Execution Date, and remains in compliance with, the Cable Parent Exclusivity Provisions (without regard to whether the Restricted Period has ended as to such Cable Parent).

          "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of
           -------
1976, as amended.

          "Incidental Registration" shall have the meaning assigned to such term
           -----------------------
in the Registration Rights Agreement.

          "Indirect Transfer" means any sale, transfer, assignment, distribution
           -----------------
(including distributions upon dissolution or liquidation and distributions to partners of any Stockholder), hypothecation or other disposition of common stock or other equity interests of a Stockholder or of any Person of which such Stockholder is a direct or indirect Controlled Affiliate (other than any sale, transfer, assignment, distribution or hypothecation of the securities of the Ultimate

Parent of such Stockholder or any direct or indirect owner of securities of such Ultimate Parent); provided, however, that the grant of any lien, pledge or
                  --------  -------
security interest in connection with a bona fide financing transaction involving such Stockholder's Stockholder Group will not, prior to any action taken with respect to any foreclosure upon or exercise of such security interest, constitute an Indirect Transfer. Notwithstanding the foregoing, upon any action being taken by the pledgee or secured party with respect to any such lien, pledge or security interest with respect to the foreclosure thereunder, the holder of the Company Securities subject (directly or indirectly) to such lien, pledge or security interest shall be deemed to have proposed the Transfer of such Company Securities, which Transfer shall be subject to the terms of this Agreement.

          "Internet Services" shall have the meaning assigned to such term in
           -----------------
the Master Distribution Agreement.

          "IPO" means an initial public offering of the Series A Common Stock.
           ---

          "KPCB" means KPCB VII Associates, a California partnership.
           ----

          "KPCB Affiliates" means KPCB, Kleiner, Perkins, Caufield & Byers VII
           ---------------
and KPCB Information Sciences Zaibatsu Fund II, each a California limited partnership of which KPCB is the general partner, and James Clark.

          "KPCB Constituents" means each KPCB Affiliate, any wholly owned
           -----------------
Subsidiary of a KPCB Affiliate to which such KPCB Affiliate shall have transferred its Company Securities in accordance with the terms hereof and any general or limited partners of such KPCB Affiliate or Subsidiary to whom such KPCB Affiliate or such Subsidiary shall have transferred such Company Securities in accordance with the terms hereof.

          "KPCB Put Period" means (i) in the case of an exercise of the KPCB Put
           ---------------
which is not in response to a KPCB Put Triggering Event, the sixty-day period following the fifth anniversary of the Execution Date or, if the KPCB Put or TCI Call shall not have been previously exercised, the sixty-day period following each subsequent anniversary thereof, to and including the ninth anniversary of the Execution Date or (ii) in the case of an exercise of the KPCB Put in response to a KPCB Put Triggering Event, the 30 day period ending at the close of business on the date of such KPCB Put Triggering Event.

          "KPCB Put Triggering Event" means the approval by the holders of
           -------------------------
shares of the Company's Convertible Preferred Stock, in accordance with Section C(7)(c) of Article IV of the Charter, of a KPCB Special Voting Matter; provided,
                                                                       --------
that on the record date for the determination of stockholders entitled to vote upon such matter and at the time of the meeting at which such matter is voted upon, the KPCB Constituents collectively hold not less than 80% of the aggregate amount of the shares of Series K Preferred Stock held by the KPCB Stockholder Group upon consummation of the Closing (as appropriately adjusted to give effect to any stock splits, reverse stock splits, stock dividends, recapitalizations and the like occurring after the Closing) and shall have voted all shares of Series K Preferred Stock held by them "against" (with any failure to vote or abstention from voting not considered a vote "against") approval of such transaction. For purposes of this Agreement, the KPCB Put Triggering Event shall be deemed to occur on the date of the meeting of stockholders at which any of the foregoing actions is approved.

          "KPCB Special Voting Matter" means the matters set forth in Section
           --------------------------
C(7)(c)(iii) of Article IV of the Charter.

          "KPCB Stockholder Group" means collectively, KPCB, the KPCB Affiliates
           ----------------------
and the KPCB Constituents.

          "LCO Agreement" means the provisions of the LCO Agreement Term Sheet,
           -------------
set forth as Exhibit B to the letter agreement dated May ___, 1997, among the Stockholders and certain of their respective Affiliates and the Company; provided that if the matters set forth in the LCO Agreement Term Sheet are
--------
superseded by a form of definitive agreement which is approved in writing by each of the Cable Parents, such form of definitive agreement will constitute the LCO Agreement for all purposes hereunder.

          "Mandatory Conversion" shall have the meaning assigned to such term in
           --------------------
the Charter.

          "Master Distribution Agreement" means the provisions of the Master
           -----------------------------
Distribution Agreement Term Sheet, set forth as Exhibit A to the letter agreement dated May ___, 1997, among the Stockholders and certain of their respective Affiliates and the Company; provided that if the matters set forth in
                                       --------
the Master Distribution Agreement Term Sheet are superseded by a definitive agreement which is executed by the applicable parties to the Term Sheet, such definitive agreement will constitute the Master Distribution Agreement for all purposes hereunder.

          "NASDAQ" means the National Association of Securities Dealers, Inc.
           ------
Automated Quotation System.

          "New Capital Stock" means shares of Common Stock, Preferred Stock or
           -----------------
other equity securities of the Company which the Company proposes to offer, issue or sell following the Closing; provided, however, that the following shall
                                     --------  -------
be excluded from the definition of "New Capital Stock", (i) shares of Series B Common Stock issuable upon conversion of shares of Series T Preferred Stock, shares of Series A Common Stock issued or issuable upon conversion of shares of Series B Common Stock, Series K Common Stock or upon conversion of shares of Series AM Preferred Stock, Series AT Preferred Stock or Series AX Preferred Stock, or shares of Series K Common Stock issued or issuable upon the conversion of shares of Series K Preferred Stock, or any other securities issuable upon conversion or exercise of convertible equity securities of the Company outstanding as of the Closing; (ii) securities to be issued pursuant to any public offering by the Company registered with the Commission; (iii) securities to be issued in accordance with the Charter and/or Bylaws pursuant to any incentive stock or other plan or agreement of the

Company for the benefit of its employees, directors or consultants, including any securities issuable pursuant to the exercise of any Rights issued pursuant to such plans or agreements; (iv) securities to be issued by the Company in connection with an acquisition (including, without limitation, by way of merger, consolidation or binding share exchange) by the Company of the capital stock, other equity interests or assets of another Person in a transaction pursuant to which all or part of the consideration payable in connection with such acquisition consists of securities of the Company or Rights to acquire securities of the Company; (v) securities to be issued in exchange for equity interests in another entity in connection with a joint venture or other business combination; (vi) securities to be issued upon any exercise or conversion of Rights the issuance of which was subject to or exempt from the preemptive rights set forth in Article 8; or (vii) securities issued by the Company in connection with any stock split, stock dividend, reverse stock split, recapitalization or the like occurring after the Closing.

          "Parent" means, as to the TCI Stockholder Group, TCI; as to the KPCB
           ------
Stockholder Group, KPCB; as to the Cox Stockholder Group, CCI; and as to the Comcast Stockholder Group, Comcast, or, in each case any Spin Off Parent of any of the foregoing following the assignment referred to in Section 11.1 hereof.

          "Permitted Disposition" means a Transfer of Company Securities by a
           ---------------------
party to this Agreement in accordance with the provisions of Section 4.3, 4.4, 4.5, 4.6, 5.2, 6.1, 6.2 or 6.3 of this Agreement.

          "Permitted Transfer" means:
           ------------------

               (i)   a Transfer of Company Securities by a Stockholder Group to
          (x) an Unaffiliated Third Party or (y) one or more other Stockholder Groups, in either case, in accordance with the provisions of Section 4.3;

               (ii)  an Indirect Transfer of Company Securities; provided, that
                                                                 --------
          any Indirect Transfer which results in a Change of Control of a Stockholder shall constitute a Permitted Transfer only if such Indirect Transfer is made in compliance with the provisions of Section 4.3;

               (iii) a Transfer by a Stockholder Group following the first anniversary of the IPO of all or any portion of the Company Securities beneficially owned by its Stockholder Group to (x) an Unaffiliated Third Party pursuant to the exercise of its rights under the Registration Rights Agreement or in an Exempt Offering or (y) one or more other Stockholder Groups, in each case in accordance with the provisions of Section 4.4; provided, however, that in the event TCI
                                     --------  -------
          Sub exercises its Special Demand Registration Right pursuant to the Registration Rights Agreement, each Stockholder Group shall be entitled to participate in the Demand Registration made thereunder and thereafter to sell in an Incidental Registration without regard to the requirement that any Transfer resulting therefrom occur following the first anniversary of the IPO;

               (iv) a Transfer of Company Securities by a Stockholder Group to members of one or more other Stockholder Groups in accordance with the Deemed Transfer procedure specified in Section 5.2;

               (v) a Transfer or Indirect Transfer of Company Securities by one or more Stockholder Groups to an Unaffiliated Third Party in a Control Block Sale;

               (vi) a Transfer by a Stockholder of all, but not less than all, of the Company Securities beneficially owned by such Stockholder to another member of its Stockholder Group;

               (vii) in the case of the KPCB Affiliates only, (x) a Transfer of any or all of the Company Securities beneficially owned by a KPCB Affiliate or by a KPCB Constituent to any general or limited partner of such KPCB Affiliate or KPCB Constituent, as the case may be; or if such general or limited partner is itself a partnership, the constituent general or limited partners thereof; provided that any
                                                           --------
          such Transfer is an interim or liquidating distribution to the partners of such KPCB Affiliate or KPCB Constituent, as the case may be, in accordance with the terms of its partnership or other organizational agreements or (y) a Transfer (including by merger or other business combination of the KPCB VII Founders Fund or a KPCB Affiliate into or with another Person before or after the date of this Agreement) of Company Securities to any partnership or limited liability company (1) of which KPCB is the general partner or managing member and (2) whose partnership interests or other equity ownership interests are subject to restrictions upon transfer similar to (and no less restrictive than) those restrictions imposed upon the partnership interests of the original transferor KPCB Affiliate; and, provided,
                                                                    --------
          further, that any transfer by James Clark ("Clark") (x) to his estate
          -------
          by gift, will or intestate succession, (y) to a member of Clark's immediate family by way of gift or pursuant to a bona fide estate planning purpose, or (z) to a personal trust for the exclusive benefit of Clark and/or his immediate family and their descendants, shall also be deemed a Permitted Transfer; or

               (viii) a Transfer or Indirect Transfer of Company Securities in connection with a Qualified Spin Off Transaction, provided, that (x)
                                                            --------
          the rights and obligations of the Parent and the applicable members of its Stockholder Group are assigned to the Spin Off Parent pursuant to
          Section 11.1 hereof and (y) the Spin Off Parent becomes a party to this Agreement pursuant to Section 2.1(e) hereof;

provided, however, that in connection with any Transfers pursuant to clauses
--------  -------
(i)(y), (iii)(y), (iv), (vi), (vii) and (viii) above, as a condition to such Transfer each transferee which is not a party to this Agreement shall execute an instrument in form and substance reasonably satisfactory to the Company and the other Stockholders which are not Transferring Company Securities, pursuant to which such transferee shall (A) become a party to this Agreement and subject to the rights and obligations of its transferor hereunder and (B) agree that if such transferee ceases to be a member of such Stockholder Group during the period in which Transfers are restricted by this Agreement, such transferee shall Transfer to the original Stockholder or another member of the original Stockholder's Stockholder Group, all Company Securities owned by such transferee immediately prior to the time such transferee ceases to be a member of such Stockholder Group.

          "Permitted Transferee" means any transferee acquiring Company
           --------------------
Securities pursuant to a Permitted Transfer which is required to and does become a party to this Agreement.

          "Person" means any individual, corporation, limited liability company,
           ------
partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or agency or political subdivision thereof, or other entity, whether acting in an individual, fiduciary or other capacity.

          "Preferred Stock" means the Preferred Stock of the Company authorized
           ---------------
for issuance pursuant to the Charter, and shall, unless the context otherwise requires, include the Series T Preferred Stock, the Series K Preferred Stock, the Series AM Preferred Stock, the Series AT Preferred Stock and the Series AX Preferred Stock.

          "Promotional Agreement" shall have the meaning set forth in the
           ---------------------
Charter.

          "Public Company" means any Person which has a class or series of its
           --------------
equity securities registered under Section 12(b) or 12(g), or which is required to file reports pursuant to Section 15(d), of the Exchange Act (or any successor or comparable provisions of the federal securities laws), which class or series of equity securities are actively traded.

          "Qualified Spin Off Transaction"  means any transaction or series of
           ------------------------------
related transactions in which (and after giving effect thereto) (i) a majority of the outstanding equity interests of a Stockholder are distributed, directly or indirectly, to the stockholders of its Parent, (ii) any Person or group of Persons which Controlled the Parent of a Stockholder immediately prior to such transaction Control such Stockholder (or any successor entity) following such transaction and (iii) the Persons or group of Persons which Controlled the Parent of a Stockholder immediately prior to such transaction hold immediately after such transaction a direct or indirect proportionate equity interest in such Stockholder of more than 50% of the proportionate equity interest that such Person or group of Persons held in such Parent on the record date for such distribution.

          "Registration Rights Agreement" means the Registration Rights
           -----------------------------
Agreement, dated as of the date hereof, between the Company and the Stockholders.

          "Related Party Affiliates" shall have the meaning assigned to such
           ------------------------
term in the Charter.

          "Related Party Transaction" shall have the meaning assigned to such
           -------------------------
term in the Charter.

          "Restricted Business" shall have the meaning assigned to such term in
           -------------------
the Master Distribution Agreement.

          "Restricted Period" means the period commencing with the Execution
           -----------------
Date and terminating upon the first to occur of (w) as to a Cable Parent, the termination of the Cable Parent Exclusivity Provisions as to such Cable Parent,
(x) the sixth anniversary of the Execution Date and (y) the effectiveness of any change in law, statute or regulation or the entering of any adverse judicial decision or injunction or other action, in each case which materially impairs the enforceability (in accordance with their respective terms) of any of the "Cable Parent Exclusivity Provisions," "Company Exclusivity Provisions," "MFN Provisions" or the "Content Tag-Along Right" (each as defined in the Master Distribution Agreement).

          "Rights" means, with respect to any Person, any subscription, option,
           ------
warrant, right, convertible security or other agreement, instrument or commitment of any character obligating (contingently or absolutely) such Person to issue or sell any capital stock or other securities.

          "Securities Act" means the Securities Act of 1933, as amended, or any
           --------------
successor Federal statute, and the rules and regulations of the Commission promulgated thereunder, as they each may, from time to time, be in effect.

          "Selected Directors" means collectively, the Series AM Director, the
           ------------------
Series AX Director and the Series T Directors.

          "Series A Common Stock" means the Company's Series A Common Stock, par
           ---------------------
value $.01 per share.

          "Series AM Director" means the director elected to the Board by the
           ------------------
holders of the Series AM Preferred Stock, voting as a separate class or series of capital stock, in accordance with the Charter.

          "Series AT Directors" means the directors elected to the Board by the
           -------------------
holders of the Series AT Preferred Stock, voting as a separate class or series of capital stock, in accordance with the Charter.

          "Series AX Director" means the director elected to the Board by the
           ------------------
holders of the Series AX Preferred Stock, voting as a separate class or series of capital stock, in accordance with the Charter.

          "Series AM Preferred Stock" means the Company's Series AM Convertible
           -------------------------
Participating Preferred Stock, par value $.01 per share.

          "Series AT Preferred Stock" means the Company's Series AT Convertible
           -------------------------
Participating Preferred Stock, par value $.01 per share.

          "Series AX Preferred Stock" means the Company's Series AX Convertible
           -------------------------
Participating Preferred Stock, par value $.01 per share.

          "Series B Common Directors" means those directors elected to the Board
           -------------------------
by the holders of the Series B Common Stock, voting as a separate class or series of capital stock, in accordance with the Charter.

          "Series B Common Stock" means the Company's Series B Common Stock, par
           ---------------------
value $.01 per share.

          "Series K Director" means (i) the Series K Preferred Stock Director
           -----------------
(as defined in the Charter) prior to the Mandatory Conversion and (ii) following the Mandatory Conversion, the Series K Common Stock Director (as defined in the Charter).

          "Series K Common Stock" means the Company's Series K Common Stock, par
           ---------------------
value $.01 per share.

          "Series K Preferred Stock" means the Company's Series K Convertible
           ------------------------
Participating Preferred Stock, par value $.01 per share.

          "Series T Directors" means those directors elected to the Board by the
           ------------------
holders of the Series T Preferred Stock, voting as a separate class or series of capital stock, in accordance with the Charter.

          "Series T Preferred Stock" means the Company's Series T Convertible
           ------------------------
Participating Preferred Stock, par value $.01 per share.

          "Special Demand Registration Right" shall have the meaning assigned to
           ---------------------------------
such term in the Registration Rights Agreement.

          "Special Directors" shall mean (a) the Selected Directors prior to the
           -----------------
Mandatory Conversion and (b) following the Mandatory Conversion, the Series B Common Directors.

          "Spin Off Parent" means the member of a Stockholder's Stockholder
           ---------------
Group whose equity securities are distributed to the stockholders of the Parent of such Stockholder Group in a Qualified Spin Off Transaction. Upon the assignment to it pursuant to Section 11.1 of this Agreement, such Spin Off Parent shall succeed to the rights and obligations of its related Parent and shall become the Parent for all purposes hereunder.

          "Stockholder" means each of TCI Sub, Cox Sub, Comcast Sub and the KPCB
           -----------
Affiliates, and each other Person who becomes a holder of Company Securities and a party to this Agreement in accordance with the terms hereof.

          "Stockholder Additional Securities" means any New Capital Stock
           ---------------------------------
acquired by a Stockholder pursuant to the exercise of preemptive rights granted pursuant to this Agreement.

          "Stockholder Designee" means, as applicable, (i) the Series K Director
           --------------------
designated and elected by the holders of, as applicable, the Series K Preferred Stock or the Series K Common Stock, (ii) the Series AM Director designated and elected by the holders of the Series AM Preferred Stock, (iii) the Series T Directors designated and elected by the holders of the Series T Preferred Stock,
(iv) the Series AX Director designated and elected by the holders of the Series AX Preferred Stock and (v) the Series B Common Directors designated and elected by the holders of the Series B Common Stock.

          "Stockholder Group" means, as applicable,  the TCI Stockholder Group,
           -----------------
the KPCB Stockholder Group, the Cox Stockholder Group or the Comcast Stockholder Group.

          "Subsidiary" when used with respect to any Person, means any other
           ----------
Person of which an aggregate of 50% or more of the outstanding capital stock or other securities having ordinary voting power to elect directors, managers, trustees or other controlling persons, or an equivalent controlling interest therein, of such Person (irrespective of whether, at the time, capital stock or other securities of any other class or classes of such entity shall have or might have voting power by reason of the happening of any contingency) is, and of which an aggregate of 50% or more of the interests in which are, at the time, directly or indirectly, owned by such Person and/or one or more Subsidiaries of such Person.

          "Supermajority Vote" shall have the meaning set forth in the Charter.
           ------------------

          "TCI" means Tele-Communications, Inc, a Delaware corporation, or any
           ---
related Spin Off Parent.

          "TCI Sub" means TCI Internet Holdings, Inc., a Colorado corporation
           -------
and an indirect wholly owned Subsidiary of TCI and any member of the TCI Stockholder Group to which Company Securities are Transferred pursuant to a Permitted Transfer.

          "TCI Stockholder Group" means TCI, TCI Internet Services, Inc. ("TCI
           ---------------------                                           ---
Internet Services"), TCI. NET, Inc. ("TCI.NET"), TCIC, TCI Sub and their
-----------------
respective Controlled Affiliates; provided, however, that following any
                                  --------  -------
Qualified Spin Off Transaction and the related assignment pursuant to Section
11.1 to the Spin Off Parent, such term shall be deemed to refer, to the extent applicable, to such Spin Off Parent and its Controlled Affiliates.

          "TCI Ultimate Parent" means TCI.
           -------------------

          "TCIC" means, collectively, TCI Communications, Inc., a Delaware
           ----
corporation and TCI Cable Investments Inc., a Delaware corporation.

          "Transfer" means, when used with respect to any Company Securities,
           --------
any sale, transfer, assignment, distribution (including distributions upon dissolution or liquidation and distributions to partners of any Stockholder), hypothecation, or other disposition of Company Securities; provided, however,
                                                            --------  -------
that the grant of any lien, pledge or security interest, direct or indirect, upon the Company Securities held by a Stockholder Group in connection with a bona fide financing transaction involving such Stockholder Group will not, prior to any action being taken with respect to any foreclosure upon or exercise of such security interest, constitute a Transfer of Company Securities. Notwithstanding the foregoing, upon any action being taken by the pledgee or secured party with respect to any such lien, pledge or security interest with respect to the foreclosure thereunder, the holder of the Company Securities subject (directly or indirectly) to such lien, pledge or security interest shall be deemed to have proposed the Transfer of such Company Securities, which Transfer shall be subject to the terms of this Agreement.

          "Ultimate Parent" means, as applicable, the TCI Ultimate Parent, the
           ---------------
Comcast Ultimate Parent or the Cox Ultimate Parent.

          "Unaffiliated Third Party" means any Person or group of Persons which
           ------------------------
is not a member of any Stockholder Group.

          "Unanimous Vote" shall have the meaning assigned to such term in the
           --------------
Charter.

          "Voting Stock" means those shares of Common Stock, Preferred Stock or
           ------------
other securities of the Company then entitled to vote in the election of members of the Board or otherwise, regardless of whether such securities are Company Securities or have been otherwise acquired by a Stockholder Group.

           1.2 Additional Definitions.
               ----------------------

               Defined Term                         Section
               ------------                         -------
               @Home                                Preamble
               1995 Stockholders Agreement          Preamble

               Defined Term                         Section
               ------------                         -------

               Agents                               10.1(a)
               Agreement                            Preamble
               Allocation                           4.7(b)
               Appraisal Report                     7.4
               Base Homes Passed                    5.1
               Cable Put                            6.3(a)
               Cable Put Notice                     6.3(a)
               Company                              Preamble
               Confidential Information             10.1(a)
               Conversion Notice                    4.2(c)
               Deemed Transfer                      5.2
               Deemed Transfer Notice               5.2(a)
               Designee                             4.7(a)
               Drag Notice                          4.6(a)
               Drag-Along Right                     4.6(a)
               Drag-Along Stockholder               4.6(a)
               Dragged Sale                         4.6(c)
               Dragged Shares                       4.6(a)
               Dragging Control Block Group         4.6(a)
               Exclusive Homes Passed               5.1
               Exempt Offering                      4.4(a)
               Fair Market Value                    7.1
               Homes Passed                         5.1
               Initiating Holders                   4.4(a)
               IPO Election                         6.4(a)
               IPO Election Notice                  6.4(a)
               KPCB Put                             6.2(a)
               KPCB Put Notice                      6.2(a)
               Minimum Exclusive Homes Passed       5.1
               MSN                                  9.2(b)(i)
               Operator                             5.1
               Operator Territory                   5.1
               Original Initiating Holder           4.4(a)
               Per Share Value                      7.3
               Piggyback Stockholder                4.4(a)
               Post IPO Electing Stockholder        4.4(b)
               Post IPO Offered Shares              4.4(a)
               Post IPO Sale Notice                 4.4(a)
               Post IPO Seller                      4.4(a)
               Post IPO Stockholders                4.4(a)
               Prime Rate                           6.4(c)

               Defined Term                         Section
               ------------                         -------
               Proportionate Transferred Shares     5.1
               Qualified Tag Stockholder            4.5(a)
               Receiving Electing Stockholder       5.2(a)(i)
               Receiving Party                      10.1(a)
               Receiving Stockholders               5.2(a)
               Restricted Indirect Transfer         4.3(a)(iii)
               Restricted Party                     10.1(a)
               ROFO Electing Stockholder            4.3(c)(i)
               ROFO Notice                          4.3(a)(iii)
               ROFO Offer Price                     4.3(a)(iii)
               ROFO Offeror                         4.3(a)(iii)
               ROFO Shares                          4.3(a)(iii)
               ROFO Stockholders                    4.3(a)(iii)
               Sellers                              4.7
               Selling Holders                      6.6(b)
               Series B Exchange                    4.2(c)
               Stock Purchase Agreement             Preamble
               Tag Notice                           4.5(b)
               Tag Offerors                         4.5(a)
               Tag-Along Buyer                      4.5(b)
               Tag-Along Electing Stockholder       4.5(d)
               Tag-Along Offer Period               4.5(b)
               Tag-Along Right                      4.5(a)
               TCI Call                             6.1(a)
               TCI Call Notice                      6.1(a)
               Term Sheet                           Preamble
               Third Appraiser                      4.7(c)
               Total Shares                         5.1
               Transferring Stockholder             5.2

          1.3  Terms of Interpretation Generally.  The definitions in Section
               ---------------------------------
1.1 and elsewhere in this Agreement shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." The words "herein," "hereof," "hereto" and "hereunder" and words of similar import refer to this Agreement in its entirety and not to any part hereof unless the context shall otherwise require. All references herein to Sections shall be deemed references to Sections of this Agreement unless the context shall otherwise require. Unless the context shall otherwise require, any references to any agreement or other instrument or statute or regulation are to it as amended and supplemented from time to time (and, in the case of a statute or regulation, to any corresponding provisions of successor statutes or regulations). Any reference in this Agreement to a "day" or number of "days" (without the explicit qualification of "Business") shall be interpreted as a reference to a calendar day or number of calendar days. If any action or notice is to be taken or given on or by a particular calendar day, and such calendar day is not a Business Day, then such action or notice shall be deferred until, or may be taken or given on, the next Business Day. The provisions of Section 1.2 are informational in nature and do not constitute substantive provisions of this Agreement.

                                   ARTICLE 2

                               STOCKHOLDER GROUPS
                               ------------------

          2.1  Stockholder Groups; Ownership Provisions.  (a) All actions and
               ----------------------------------------
determinations by, and all notices by or to, a Stockholder Group or any member thereof shall be deemed validly taken or made (in the case of actions or determinations) or given (in the case of notices) if taken, made or given, as the case may be, by or to TCI Sub (in the case of the TCI Stockholder Group), by or to KPCB (in the case of the KPCB Stockholder Group), by or to Cox Sub (in the case of the Cox Stockholder Group); or by or to Comcast Sub (in the case of the Comcast Stockholder Group), and shall be binding upon all members of any such Stockholder Group for all purposes of this Agreement. If any of TCI Sub, KPCB, Cox Sub or Comcast Sub (or any successor thereto pursuant to this sentence) is no longer in existence or no longer beneficially owns any Company Securities, but its Stockholder Group (or a successor or permitted assign thereof) continues to have rights and/or obligations hereunder, then such Stockholder shall appoint one such continuing entity as its replacement pursuant to the immediately preceding sentence; provided, that if no such appointment is
                                       --------
made, such Stockholder's Parent shall be deemed to be such replacement. Each member of another Stockholder Group may rely upon the notification or advice of a Stockholder with respect to any matter relating to the members of such Stockholder's Stockholder Group. To the extent any party to this Agreement is required to take any action hereunder, it agrees to use its reasonable best efforts to cause the other members of its Stockholder Group to take such action.

               (b) Except as expressly permitted or required by this Agreement,
(i) each Stockholder shall be the record and beneficial owner of the Company Securities set forth opposite its name on Schedule I, in each case free and clear of any liens, claims or encumbrances, and (ii) no Stockholder shall enter into any agreement or arrangement (x) with respect to the exercise of its rights to designate Stockholder Designees or to request the removal of a Stockholder Designee pursuant to the Charter or this Agreement or (y) with respect to the voting by its Stockholder Designees in connection with any of the matters set forth in SECTION B(4) of Article V of the Charter, other than, with respect to clauses (x) or (y) of this clause (ii), an agreement or arrangement solely among Stockholders that are included in the same Stockholder Group.

               (c) If at any time during the term of this Agreement any Stockholder Group ceases to own its applicable Eligible Stockholder Amount, the Stockholder that is a member of the Stockholder Group that ceased to own such amount, on behalf of its associated Stockholder Group, shall promptly notify the other Stockholders in writing of such fact and, unless each other Stockholder shall elect by written notice delivered to such Stockholder to waive such requirement in respect of such Stockholder Group (which waiver shall be binding and shall remain applicable to the Stockholder Group that ceased to own such amount so long as the ownership of Company Securities by such Stockholder Group does not decrease further (subject in the case of each such further decrease, to giving another such notice and receiving an additional or further waiver)), such Stockholder and its Stockholder Group shall cease to be an Eligible Stockholder and shall (x) cease to have any rights granted to or exercisable by an Eligible Stockholder pursuant to this Agreement, the Master Distribution Agreement or the LCO Agreement and (y) remain obligated with respect to the performance of its obligations hereunder and thereunder. Any subsequent acquisition of securities of the Company by or through any Person which is or becomes a member of a Stockholder Group which has ceased to be an Eligible Stockholder shall not entitle any such Stockholder Group to reinstatement as an Eligible Stockholder.

               (d) Each Stockholder covenants and agrees that, (i) in the event that any Ultimate Parent acquires direct or indirect beneficial ownership of Voting Stock (other than Company Securities) subsequent to the execution of this Agreement, which ownership is held in or through any Person which is not a party to this Agreement, such Ultimate Parent shall cause the Person so acquiring such Voting Stock to become a party to this Agreement solely for the purpose of committing to vote all shares of Voting Stock held by such Person and its Controlled Affiliates in accordance with the terms of this Agreement relating specifically to voting (and such Person shall execute and deliver an appropriate instrument reflecting such commitment), and (ii each member of a Stockholder Group that is not a party to this Agreement may not acquire Company Securities or Voting Stock unless it becomes a party to this Agreement.

               (e) In the event of any Indirect Transfer of Company Securities resulting from a Qualified Spin Off Transaction, each Parent agrees, as a condition to such Qualified Spin Off Transaction, to cause the Spin Off Parent resulting therefrom to become a party to this Agreement. In connection with any such Qualified Spin Off Transaction, such Parent shall assign all of its rights and obligations hereunder to such Spin Off Parent and provided that such Parent has not retained any beneficial ownership in the Company Securities (through the ownership of the equity securities of the applicable Stockholder or a member of such Stockholder's Stockholder Group or of such Spin Off Parent), such Parent shall be released from all of its obligations hereunder; provided, however, that
                                                         --------  -------
no such assignment shall release any Parent or Ultimate Parent from their respective obligations pursuant to the Master Distribution Agreement.

                                   ARTICLE 3

                              CORPORATE GOVERNANCE
                              --------------------

          3.1  Voting Generally.  (a)  When any action is required to be taken
               ----------------
by a Stockholder pursuant to this Agreement, the Charter or the Bylaws, such Stockholder agrees to take all steps reasonably necessary to implement such action including, without limitation, voting at any meeting of stockholders all shares of Voting Stock held by such Stockholder in favor of such action, and/or executing or causing to be executed, as promptly as practicable, a consent in writing to the taking of such action. Any agreement by a Stockholder to vote all Voting Stock held by such Stockholder in a certain manner shall be deemed, in each instance, to include an agreement by such Stockholder to use its commercially reasonable efforts to take all actions necessary to call, or to cause the Company and the appropriate officers and directors of the Company to call, as promptly as practicable, a special or annual meeting of stockholders to consider such action (and such Stockholder shall thereafter attend any such annual or special meeting in person or by proxy), or to cause a written consent to the taking of such action to be circulated among the stockholders of the Company (and to execute and deliver any such consent to such action). Except as expressly provided herein, any provision in this Agreement, the Charter or the Bylaws requiring a Stockholder to cause the Board to take any action shall require such Stockholder (i) to instruct each of its Stockholder Designees to vote in favor of such action or to consent in writing to the taking of such action and (ii) to take such other actions (including without limitation the removal and replacement of its Stockholder Designees) as may be reasonably necessary to cause such action to be taken.

               (b) Each Stockholder hereby agrees that the Person or Persons that it designates and/or elects or appoints as a Stockholder Designee shall be at the time of such designation and election and so long as such Person remains a Stockholder Designee, an officer, director, employee or partner of a member of its Stockholder Group. Each Stockholder agrees to fill promptly any vacancy on the Board resulting from the death, disability, retirement, resignation, or removal of its Stockholder Designees.

               (c) Except as expressly provided herein, each Stockholder shall be entitled to vote all of its shares of Voting Stock as it shall determine in its sole discretion, including, but not limited to, for the election of such Common Stock Directors as it shall determine in its sole discretion.

               (d) In the event that the restrictions of Section 203 of the DGCL become applicable to the Company, each Stockholder agrees to use its reasonable best efforts to cause its Stockholder Designees to approve, for purposes of
Section 203 of the DGCL, any Transfers or Indirect Transfers of Company Securities by or to any Stockholder Group (including its affiliates and associates) which are otherwise Permitted Transfers hereunder.

          3.2  Election of CEO to the Board.  Each Stockholder hereby agrees to
               ----------------------------
vote all Voting Stock held by such Stockholder to cause the CEO selected in accordance with the provisions of SECTION B(4)(a)(5) of Article V of the Charter to be elected to the Board as a Common Stock Director.

          3.3  Designation and Election of Series B Common Directors.  (a)  Upon
               -----------------------------------------------------
the Mandatory Conversion, each Stockholder beneficially owning (or having the right to acquire upon consummation of the conversion thereof) shares of Series B Common Stock shall vote all such shares of Series B Common Stock in favor of the election of each of the Selected Directors in office immediately prior to such Mandatory Conversion (including any Person to be elected or appointed to fill any vacancy among the Selected Directors resulting from the death, disability, retirement, resignation, or removal of a Selected Director of a Stockholder Group, which Stockholder Group was prior to such Mandatory Conversion entitled to elect such Selected Director, but excluding any Selected Director whose Stockholder Group has ceased to become entitled to elect such a director, but who has not resigned or been removed or otherwise ceased to be a director at the time of such Mandatory Conversion) as Series B Common Directors.

               (b) Following the Mandatory Conversion, (i) Comcast Sub shall be entitled to designate, in its sole discretion, one Series B Common Director so long as the Comcast Stockholder Group beneficially owns at least 2,500,000 shares of Common Stock (which are Company Securities), (ii) Cox Sub shall be entitled to designate, in its sole discretion, one Series B Common Director so long as the Cox Stockholder Group beneficially owns at least 2,500,000 shares of Common Stock (which are Company Securities) and (iii) TCI Sub shall be entitled to designate, in its sole discretion: (x) three Series B Common Directors so long as the TCI Stockholder Group beneficially owns at least 3,850,000 shares of Series B Common Stock (which are Company Securities); (y) two Series B Common Directors in the event that the TCI Stockholder Group ceases to beneficially own at least 3,850,000 shares of Series B Common Stock but owns at least 3,175,000 shares of Series B Common Stock (which are Company Securities); and (z) one Series B Common Director in the event that the TCI Stockholder Group ceases to beneficially own at least 3,175,000 shares of Series B Common Stock, but owns at least 2,500,000 shares of Common Stock (which are Company Securities) (such number of shares, in each case, as appropriately adjusted to give effect to any stock splits, reverse stock splits, stock dividends, recapitalizations and the like occurring after the Closing); provided, however, that in no event shall the
                                   --------  -------
number of Series B Common Directors to be designated by each Stockholder pursuant to this Section 3.3(b) exceed the number of Stockholder Designees to which such Stockholder was entitled immediately prior to the Mandatory Conversion, and the number of Stockholder Designees to which such Stockholder shall be entitled pursuant to this Section 3.3(b) shall be appropriately adjusted to reflect such reduction. Each Stockholder shall provide written notice of its Stockholder Designees to each other Stockholder not less than two
(2) days prior to any meeting of Stockholders of the Company being held for the purpose of electing Series B Common Directors.

               (c) So long as the holders of the Series B Common Stock are entitled to elect Series B Common Directors in accordance with the Charter, each member of a Stockholder Group beneficially owning shares of Series B Common Stock shall (i) vote all of its shares of Series B Common Stock at any annual or special meeting of Stockholders at which Series B Common Directors are to be elected in favor of, or shall duly consent in writing (in accordance with the Charter) to, the election of the Stockholder Designees, designated in accordance with paragraph (b) above and (ii) use its best efforts to take all other necessary actions (including using its best efforts to cause the Company to call a special meeting of stockholders), in order to give effect to the provisions of this Section 3.3. The Company agrees that it will take all actions that are necessary and within its power in order to give effect to the provisions of this
Section 3.3(c).

          3.4  Removal of Special Directors and Series K Director.  (a)
               --------------------------------------------------
Following the Mandatory Conversion, each Stockholder owning Series B Common Stock shall vote all of its shares of Series B Common Stock in favor of, or shall duly consent in writing (in accordance with the Charter) to, the removal (with or without cause) of any Series B Common Director designated by a Stockholder pursuant to Section 3.3(b) if (i) the Stockholder who designated such Series B Common Director requests such removal by notice to the other Stockholders or (ii) the Stockholder Group of the Stockholder which designated such Series B Common Director ceases to beneficially own the minimum number of Company Securities as is required in accordance with Section 3.3(b) hereof in order to entitle such Stockholder to designate the number of its Stockholder Designees then serving as its designees on the Board pursuant to Section 3.3(b); provided, that so long as TCI Sub is entitled to elect more than one Series B
--------
Common Director, upon any reduction in the number of Stockholder Designees to which it is entitled, TCI Sub shall be entitled to select the identity of those of its Series B Common Directors to be removed.

               (b) In the event that any Stockholder ceases to be entitled to designate a Selected Director or Series K Director, as the case may be, or in the case of TCI Sub, becomes entitled to elect a lesser number of Selected Directors, such Stockholder shall immediately cause its Stockholder Designee then serving as a Selected Director or Series K Director to resign from the Board (or in the case of TCI Sub, cause such of its Stockholder Designees on the Board to resign). Upon the occurrence of an event described in clause (ii) of
Section 3.4(a) the applicable Stockholder shall immediately use its best efforts to cause its Series B Common Director in the case of Comcast Sub or Cox Sub, or an appropriate number of its Series B Common Directors in the case of TCI Sub, to resign from the Board of Directors. If such Stockholder Designee does not promptly resign from the Board, each Stockholder owning Series B Common Stock agrees to vote all such shares in favor of the removal of such Stockholder Designee. Upon the occurrence of any event decreasing the number of Series B Common Directors each Stockholder agrees to take such actions, and to use its best efforts to cause its Stockholder Designees which are members of the Board to take such actions, as may be necessary in order to effect a permanent reduction in the number of such Series B Common Directors, including but not limited to the voting (or execution of a written consent) of all shares of Voting Stock beneficially owned by it in favor of an amendment to the Charter so reducing the number of such Series B Common Directors. Upon any such reduction in the total number of Series B Common Directors entitled to be elected by the Stockholders upon or following the Mandatory Conversion, the holders of the Series B Common Stock shall then be entitled to elect a total number of Series B Common Directors equal to the then total authorized number of Series B Common Directors after giving effect to such reduction.

          3.5  Vacancies Among the Series B Common Directors.  Following the
               ---------------------------------------------
Mandatory Conversion, if there shall exist or occur any vacancy among the Series B Common Directors as a result of death, disability, retirement, resignation, removal (with or without cause) or otherwise (other than a vacancy caused by the resignation and/or removal of a Series B Common Director in connection with a reduction of the total number of Series B Common Directors to be elected by the holders of the Series B Common Stock), an individual to fill such vacancy shall be designated by the Stockholder whose Stockholder Designee's death, disability, retirement, resignation or removal has caused such vacancy to occur. Notice of such designation shall be given and such individual shall be elected in the manner provided in Section 3.3(c) above.

          3.6  Outside Directors.  Following the IPO, the Stockholders agree to
               -----------------
take such actions as may be reasonably necessary to cause individuals who will qualify as Outside Directors (as defined in the Charter) to be elected as Series A Common Stock Directors (as defined in the Charter) (for so long as the holders of the Series A Common Stock, voting separately as a class, are entitled to elect such directors).

          3.7  Conflicting Charter and Bylaws.  Each Stockholder agrees to vote
               ------------------------------
all of its shares of Voting Stock entitled to vote, and to take all other actions necessary, to ensure that the Charter and Bylaws of the Company facilitate and do not at any time prohibit the actions contemplated by this Agreement.

          3.8  Special Voting Provisions.  (a)  Each Stockholder agrees that, in
               -------------------------
the event that at any time there are less than two Special Directors who have not been elected by TCI or its Controlled Affiliates, it will use its reasonable best efforts to cause all of its Stockholder Designees on the Board of Directors not to vote for or execute a written consent approving the taking of any action by the Company with respect to (i) any matter identified in SECTION B(4) of
Article V of the Charter as requiring a Supermajority Vote or (ii) following the IPO any Related Party Transaction, unless in each case, the taking of such action by the Company is approved by all Special Directors.

               (b) In the event that the taking of any action with respect to the matters set forth in Section C(7)(c) of Article IV of the Charter or SECTION B(4) of Article V of the Charter requires (in addition to, in the case of SECTION B(4) of Article V of the Charter, the approval by a Supermajority Vote or Unanimous Vote of the Special Directors and the Series K Director, as applicable) the approval of one or more classes or series of the capital stock of the Company, each Stockholder Group agrees to vote all shares of Voting Stock owned by such Stockholder Group and entitled to vote thereon in a manner consistent with the action approved by the Board (in the case of Section C(7)(c) of Article IV of the Charter) or the applicable percentage of the Special Directors and the Series K Director (in the case of SECTION B(4) of Article V of the Charter).

               (c) Notwithstanding anything contained herein to the contrary, the KPCB Affiliates shall be entitled to vote their shares of Series K Preferred Stock against any of the KPCB Special Voting Matters.

               (d) Each Stockholder Group agrees to vote all shares of Voting Stock held by it in a manner consistent with the implementation of any unanimous decision of all of the Special Directors.

          3.9  Certain Amendments In Connection with the IPO.  Upon the
               ---------------------------------------------
consummation of the IPO, the parties agree to discuss any amendments to this Agreement reasonably necessary to reflect the Company's status as a Public Company.

          3.10  .Com Committee.  (a)  The Company acknowledges and agrees that
                --------------
its policy and practices with respect to its willingness to negotiate and enter into all .Com Agreements and all Promotional Agreements with content providers that meet the Company's reasonable standards relating to obscene or offensive material, is one of openness and non-exclusion, regardless of the identity of such content provider and its relationship with the Company, and that it is in the best interest of the Company and its stockholders for the Company to enter into as many such agreements as is practicable. The terms and conditions of
 .Com Agreements and Promotional Agreements shall not take into account the identity of the Affiliates or Associates of such content provider nor shall the identity of the Affiliates or Associates of any such content provider result in either the exclusion of such content provider or such content provider gaining promotion at the expense of others. Therefore, because the Parents and the Cable Parents each have significant investments in a wide variety of content providers and do not want such content providers' ability to obtain carriage and promotion on the @Home Services to be unfairly advantaged or disadvantaged, the parties have determined that the entering into of .Com and Promotional Agreements shall not be considered Related Party Transactions regardless of the ownership of such content provider or its relationship with any Stockholder or such Stockholder's Related Party Affiliates, but that the entering into of such agreements shall be governed by the procedure set forth in the Charter.

               (b) Except to the extent determined to the contrary by the unanimous vote (or written consent) of all Special Directors as provided in the following sentence, each Stockholder agrees that it will use its reasonable best efforts to cause its Stockholder Designees on the Board to vote against any (i) amendment, repeal, supplement or other modification of any action or determination made by the .Com Committee, (ii) removal of any member of the .Com Committee, (iii) amendment of any of the provisions of the Charter or the Bylaws with respect to the .Com Committee or (iv) dissolution or termination of the
 .Com Committee to the extent such matters are presented to the Board for its approval, adoption, ratification or confirmation. In the event that the Special Directors determine, by a unanimous vote (or written consent) to (i) rescind, amend, repeal, supplement or otherwise modify any action or determination made by the .Com Committee, (ii) remove any member of the .Com Committee, (iii) amend any of the provisions of the Charter or the Bylaws with respect to the .Com Committee or (iv) dissolve or terminate the .Com Committee, each Stockholder agrees to use its reasonable best efforts to cause its Stockholder Designees on the Board to vote in favor of any such unanimous determination by the Special Directors.

               (c) Each Stockholder agrees that (i) immediately upon the consummation of the transactions contemplated hereby, it will use its reasonable best efforts to cause its Stockholder Designees on the Board to appoint as the initial members of the .Com Committee: Thomas A. Jermoluk, L. John Doerr, William R. Hearst, III and James Barksdale, (ii) upon the appointment of any successor to the current CEO and such person's election as a director, it will use it reasonable best efforts to cause its Stockholder Designees to appoint such successor CEO as a member of the .Com Committee, and (iii) it will use its reasonable best efforts to cause its Stockholder Designees to appoint any additional director unanimously selected by the Special Directors as a member of the .Com Committee. Notwithstanding the foregoing, following the initial appointment of the members of the .Com Committee pursuant to this Section 3.10(c), nothing herein contained will be deemed to require any Stockholder or its Stockholder Group to vote its shares of Voting Stock in favor of the continued election as a director of any incumbent member of the .Com Committee.


                                   ARTICLE 4

                           TRANSFERS AND CONVERSIONS
                           -------------------------

          4.1  General Restrictions on Transfer.  (a)  Prior to the earliest to
               --------------------------------
occur of (i) the tenth anniversary of the Execution Date, (ii the fifth anniversary of the termination of the Restricted Period as to any Cable Parent and (ii the sixth anniversary of the IPO, no Stockholder shall voluntarily or involuntarily Transfer any Company Securities or make an Indirect Transfer of Company Securities, except for a Permitted Transfer or a Permitted Disposition; provided, however, notwithstanding anything to the contrary contained herein,
--------  -------
that following the IPO, all restrictions upon Transfer set forth in this Agreement (other than the restrictions relating to the conversion of Company Securities set forth in Section 4.2) shall terminate and cease to be effective as to any KPCB Constituents which have received or receive Company Securities in a Transfer permitted by and in accordance with clause (vii) of the definition of "Permitted Transfer" and as to Jim Clark. The provisions of this Section 4.1 shall apply to each proposed Permitted Transfer or Permitted Disposition, and no Stockholder shall consummate any Permitted Transfer or Permitted Disposition in violation of the provisions of this Agreement. Any purported Transfer of Company Securities in violation of this Agreement shall be null and void and of no force or effect, and the Company shall not record any such Transfer on its stock transfer books.

               (b) During the period that Transfers are restricted pursuant to
Section 4.1(a), and without limiting any other requirements set forth elsewhere herein, (i) in connection with any Permitted Transfer of any Company Securities by any party hereto pursuant to clause (i)(y), (iii)(y), (vi), (vii) or (viii) of the definition of "Permitted Transfer", such party shall (x) have complied with the conversion requirements set forth in Section 4.2 (to the extent applicable) prior to such Transfer and (y) give written notice to the Company and each other Stockholder of such party's intention to effect such Transfer at least five (5) Business Days prior to such Transfer and (ii) in connection with any Indirect Transfer, such party shall give written notice at least two (2) Business Days prior to such Indirect Transfer to the Company and each other Stockholder. Each such notice shall describe the manner and circumstances of the proposed Transfer in sufficient detail, and include any other information required by the provisions of this Agreement applicable to such proposed Transfer, and in the case of an Indirect Transfer pursuant to clause (ii), shall include a certification by the transferor that such Transfer does not constitute a Change of Control of a Stockholder. In addition, in the event requested by the Company (such requests not to be made more than once per calender year), each Stockholder agrees to furnish to the Company and each other Stockholder a certificate of such Stockholder certifying as to the number of Attributable Shares owned by its Stockholder Group, the members of its Stockholder Group having a direct or indirect interest in the Company Securities and the ownership structure of such members of its Stockholder Group, the number and type of shares of Voting Stock which are not Company Securities held by the members of its Stockholder Group and such other matters related to its equity interest in the Company as the Company shall reasonably request.

               (c) Each certificate evidencing Company Securities (i) Transferred to a Permitted Transferee shall bear the restrictive legends set forth in Section 5(a) and (b) of the Stock Purchase Agreement (unless such legend may then be removed in accordance with the Registration Rights Agreement) and (ii held by a party to this Agreement or transferred to a Permitted Transferee who acquires Company Securities through a Transfer pursuant to clauses (i)(y), (iii)(y), (iv), (vi), (vii) or (viii) of the definition of "Permitted Transfer," shall also bear the restrictive legend set forth in
Section 5(c) of the Stock Purchase Agreement.

               (d) Notwithstanding anything to the contrary set forth in this Agreement, provided that a Control Block Group complies with the provisions of Sections 4.5 and 4.6, a Control Block Sale shall not be subject to the restrictions set forth in Section 4.1(a), and any Unaffiliated Third Party purchasing Company Securities in a Control Block Sale shall acquire such securities free and clear of any obligations, and shall have no rights, under this Agreement.

           4.2 Conversion of the Convertible Preferred Stock, the Series B
               -----------------------------------------------------------
Common Stock and the Series K Common Stock.
------------------------------------------

               (a) Except (i) as otherwise provided in this Section 4.2 and (ii for any Transfer or Indirect Transfer in connection with a Control Block Sale or Qualified Spin Off Transaction, no Stockholder shall Transfer any shares of Convertible Preferred Stock, Series B Common Stock or Series K Common Stock unless prior to the consummation of such Transfer it shall have converted any such shares into shares of Series A Common Stock; provided, however, that no holder of Series B Common Stock shall convert any
--------  -------
shares of Series B Common Stock into Series A Common Stock without first complying with the provisions of clause (c) of this Section.

               (b) The provisions of subsection (a) above shall not be applicable to any Transfer which is a Permitted Transfer in accordance with the provisions of clauses (i)(y), (iii)(y), (iv), (v), (vi), (vii) or (viii) of the definition of Permitted Transfer.

               (c) Prior to converting any shares of Series B Common Stock which are Company Securities into shares of Series A Common Stock, any Stockholder which owns Series B Common Stock shall deliver to the Cable Partners (other than any Cable Partner which is proposing to convert shares of Series B Common Stock) a written notice (a "Conversion Notice") of its intention to so convert such
                     -----------------
shares of Series B Common Stock, which notice shall set forth the number of shares of Series B Common Stock it intends to convert and shall serve as an offer by such Stockholder to exchange (the "Series B Exchange") with the
                                            -----------------
remaining Cable Partners such shares of Series B Common Stock proposed to be converted for an equal number of shares of Series A Common Stock. If any Cable Partners wish to accept such offer for the Series B Exchange, such Cable Partners shall deliver written notice of such acceptance to the Stockholder desiring to convert, within two Business Days of receipt of the Conversion Notice which notice shall set forth the number of shares of Series A Common Stock such Cable Partners wish to exchange for shares of Series B Common Stock. If the Cable Partners electing to participate in the Series B Exchange wish to exchange in the aggregate a number shares of Series A Common Stock which exceeds the number of shares of Series B Common Stock offered in the Conversion Notice, then each Stockholder electing to participate shall be entitled to exchange a number of shares of Series A Common Stock equal to the product of (x) a fraction, the numerator of which is the number of shares of Series A Common Stock (which are Company Securities) offered for exchange by such Cable Partner and the denominator of which is the number of shares of Series A Common Stock (which are Company Securities) offered for exchange by all Cable Partners electing to participate and (y) the number of shares of Series B Common Stock offered for exchange (in each case, determined on an as converted into Common Stock basis). In the event that the Cable Partners desiring to make the Series B Exchange have not accepted such offer as to all shares of Series B Common Stock so offered for exchange, any remaining Stockholder which is not a Cable Partner shall be entitled to accept such offer as to any remaining shares of Series B Common Stock and thereby participate in the Series B Exchange. In the event any holder of Series K Common Stock so elects to participate, such holder shall, simultaneously with the Series B Exchange, convert into shares of Series A Common Stock a number of shares of Series K Common Stock equal to the number of shares of Series A Common Stock to be so exchanged. Such exchange shall be consummated in accordance with the provisions of Section 11.9, as if it were a purchase and sale of Company Securities and as if each Stockholder exchanging securities were a seller, except that the provisions therein with respect to the payment and delivery of a purchase price shall not be applicable.

               (d) Each Stockholder owning shares of Series AM Preferred Stock, Series AT Preferred Stock or Series AX Preferred Stock may convert such shares into shares of Series A Common Stock; each Stockholder owning shares of Series K Preferred Stock may convert such shares into shares of Series K Common Stock; and each Stockholder owning shares of Series T Preferred Stock may convert such shares into shares of Series B Common Stock, in each case, at such Stockholder's option and without the consent of the other Stockholders.

               (e) In connection with the consummation of a Control Block Sale, each Stockholder Group agrees to use its reasonable best efforts to (i) cause its Stockholder Designees to take such action as may be necessary in order to and (ii) vote all shares of Voting Stock beneficially owned by it in favor of, an amendment to the Charter providing that upon consummation of such Control Block Sale the shares of Series K Preferred Stock would become convertible into shares of Series A Common Stock (on the same basis as such shares were convertible into Series K Common Stock) and deleting all provisions of the Charter relating to the Series K Common Stock. In addition, any Stockholder Group holding shares of Series K Common Stock agrees to convert any such shares of Series K Common Stock into shares of Series A Common Stock upon consummation of such Control Block Sale. Notwithstanding the foregoing provisions of this subsection (e), in the event that a holder of Series K Preferred Stock or Series K Common Stock is participating in the Control Block Sale, the amendments to the Charter referenced above and the conversion of shares of Series K Common Stock shall not be effected to the extent that the purchaser in such Control Block Sale has requested in writing that such amendment and/or conversion not be effected.

          4.3  Right of First Offer.  (a)  Following the earliest to occur of
               --------------------
(i) the fifth anniversary of the Execution Date, (ii the first anniversary of the IPO, and (ii the termination of the Restricted Period as to any Cable Parent, and provided that it shall have complied with the provisions of this
Section 4.3, a Stockholder Group will be entitled to dispose of all but not less than all of its equity interest in the Company pursuant to (x) a Transfer of its Company Securities to an Unaffiliated Third Party or (y) an Indirect Transfer of such Company Securities to an Unaffiliated Third Party which Indirect Transfer results in a Change of Control of a Stockholder (a "Restricted Indirect
                                                    -------------------
Transfer"); provided, however, that the provisions of this Section 4.3 shall not
            --------  -------
be applicable to any Transfer which is to be made in accordance with Section
4.4. In the event that a Stockholder Group desires to Transfer its Company Securities or enter into a transaction for such a Restricted Indirect Transfer, the Stockholder of such Stockholder Group shall notify each other Stockholder of its desire to enter into such a transaction (such notice, a "ROFO Notice"). In
                                                             -----------
the case of a ROFO Notice with respect to a Restricted Indirect Transfer, such notice shall set forth the terms and conditions upon which such Restricted Indirect Transfer is proposed to be made. Each ROFO Notice shall constitute an offer by such Stockholder Group (the "ROFO Offeror") to sell all of the Company
                                      ------------
Securities held by such Stockholder Group (the "ROFO Shares") to the other
                                                -----------
Stockholders (the "ROFO Stockholders").  Each ROFO Notice shall set forth the
                   -----------------
type and amount of the ROFO Shares and shall specify the price per share (determined on an as converted into Series A Common Stock basis) at which such ROFO Offeror will Transfer such Company Securities (the "ROFO Offer Price"). In
                                                         ----------------
the event that any ROFO

Notice contemplates a Restricted Indirect Transfer, the ROFO Offer Price applicable to the Company Securities to be transferred shall be the Per Share Value. Unless otherwise agreed by the ROFO Offeror and a ROFO Stockholder accepting such offer, the price for the ROFO Shares shall be payable in cash.

               (b) Simultaneous with the delivery of a ROFO Notice contemplating an Indirect Transfer, the ROFO Offeror shall deliver to each other Stockholder a notice identifying an Appraiser who has been retained by the ROFO Offeror to determine the Per Share Value of the ROFO Shares pursuant to Article 7. Within ten Business Days after its receipt of the Offeror's notice pursuant to the preceding sentence, the Stockholder (other than the ROFO Offeror) that, together with the members of its Stockholder Group, owns the greatest number of shares of Company Securities (determined on an as converted into Series A Common Stock basis), shall send a notice to the ROFO Offeror and the other Stockholders identifying a second Appraiser who shall be retained by the other Stockholders to conduct such appraisal in accordance with the Appraisal Procedures set forth in Article 7. In the event that two Stockholders qualify to appoint the second Appraiser because such Stockholders own an equal number of Company Securities, such Stockholders shall agree upon and give notice of the identity of the second Appraiser within such ten Business Day period referred to in the preceding sentence.

               (c) (i) If a ROFO Stockholder desires to accept the offer set forth in a ROFO Notice as to any part of the ROFO Shares, such ROFO Stockholder (a "ROFO Electing Stockholder") shall, within ten Business Days of receipt of
    -------------------------
such ROFO Notice or, in the event the ROFO Offer Price is to be the Per Share Value, the tenth Business Day following the determination of the Per Share Value, notify the ROFO Offeror of its agreement to acquire ROFO Shares and the number of such shares it agrees to acquire, and deliver a copy of such notice to each other Stockholder.

                    (ii) If the ROFO Electing Stockholders elect to acquire, in the aggregate, all of the ROFO Shares, then the ROFO Electing Stockholders shall have the right and obligation to acquire, on the applicable closing date and in accordance with the provisions of Section 11.9, all of the ROFO Shares, allocated among them as follows (or in such other manner as the ROFO Electing Stockholders may agree):

                         (A) the ROFO Shares shall be allocated among the ROFO
Electing Stockholders pro rata (based on the number of Company Securities owned by such Stockholders' respective Stockholder Groups determined on an as converted into Series A Common Stock basis) until all of the ROFO Shares have been allocated or any ROFO Electing Stockholder has been allocated the number of ROFO Shares that it desires to acquire, as specified in its notice to the ROFO Offeror, as it may have been amended pursuant to Section 4.3(c)(iii);

                         (B) if all ROFO Shares are not allocated pursuant to
paragraph (A) or any prior application of this paragraph (B), any ROFO Shares that were not allocated pursuant to paragraph (A) or any prior application of this paragraph (B) shall be allocated among the ROFO Electing Stockholders (other than any ROFO Electing Stockholder that has been allocated the number of ROFO Shares that it desires to acquire, as specified in its notice to the ROFO Offeror, as it may have been amended pursuant to Section 4.3(c)(iii)) pro rata (based on the number of Company Securities owned by such Stockholders' respective Stockholder Groups determined on an as converted into Series A Common Stock basis); and

                         (C) if all ROFO Shares are not allocated pursuant to
paragraph (A) and any prior application of paragraph (B), any ROFO Shares that were not allocated pursuant to paragraph (A) and any prior application of paragraph (B) shall be allocated by continuing to apply paragraph (B) as required.

                    (ii) If the ROFO Electing Stockholders desire to acquire, in the aggregate, less than all of the ROFO Shares, then the ROFO Offeror shall so notify the ROFO Electing Stockholders and:

                         (A) each ROFO Electing Stockholder shall have the
right, by written notice sent to the ROFO Offeror (with a copy of such notice to each other Stockholder) within five days after its receipt of the notice from the ROFO Offeror pursuant to this Section 4.3(c)(iii) to amend its notice to increase the number of ROFO Shares that it desires to purchase;

                         (B) if, after giving effect to any amendment to any
ROFO Electing Stockholder's notice pursuant to this Section 4.3(c)(iii), the ROFO Electing Stockholders desire to acquire, in the aggregate, all of the ROFO Shares, then the ROFO Electing Stockholders shall have the right and obligation to acquire, on the applicable closing date and in accordance with the provisions of Section 11.9, all the ROFO Shares, allocated among them in accordance with
Section 4.3(c)(ii); and

                         (C) if, after giving effect to any amendment to any
ROFO Electing Stockholder's notice pursuant to this Section 4.3(c)(iii), the ROFO Electing Stockholders desire to acquire, in the aggregate, less than all of the ROFO Shares, then the ROFO Offeror's offer of the ROFO Shares shall be deemed rejected as of the last day for a ROFO Electing Stockholder to amend its notice pursuant to this Section 4.3(c)(iii).

               (d) If (i) the ROFO Offeror's offer of the ROFO Shares is rejected as provided in Section 4.3(c)(iii)(C), or (ii the purchase of the ROFO Shares is not consummated within the period set forth in Section 11.9(c) for any reason other than a breach by the ROFO Offeror of any of its covenants, representations or warranties that are a condition to consummation of such purchase, then the ROFO Offeror shall have the right, at any time during the sixty-day period beginning on the date that the ROFO Offeror's offer of the ROFO Shares is deemed rejected or the day following the last day of the period set forth in Section 11.9(c), as applicable, to enter into a binding agreement to sell all of the ROFO Shares to a third party, or to enter into a binding agreement to effect an Indirect Transfer contemplated by the ROFO Notice, as applicable, in either case on terms and conditions no less favorable in the aggregate to the ROFO

Offeror than those set forth in the ROFO Notice, and thereafter (within the period specified below in this Section 4.3(d)) to sell all of the ROFO Shares to such third party or effect the Indirect Transfer, as applicable, pursuant to such agreement. If the ROFO Offeror does not enter into such an agreement during such sixty-day period, or does not close the sale thereunder within 120 days from the date the ROFO Offeror's offer of the ROFO Shares is deemed rejected or the day following the last day of the period set forth in Section 11.9(c), as applicable (subject to extension for a maximum of 60 additional days to the extent required to obtain all required governmental, regulatory and other third party consents and approvals, provided the ROFO Offeror and the third party purchaser are each using commercially reasonable efforts to obtain such consents and approvals), the procedure set forth above with respect to the ROFO Notice shall be repeated with respect to any subsequent proposed Transfer of Company Securities or proposed Indirect Transfer by the ROFO Offeror.

               (e) The ROFO Offeror shall, prior to transferring the ROFO Shares to the third party purchaser or effecting the Indirect Transfer, as applicable, convert all shares of Company Securities included in the ROFO Shares to Series A Common Stock subject, however, in the case of any holder of Series B Common Stock, to the obligation to offer to make the Series B Exchange in accordance with Section 4.2(c).

               (f) An Unaffiliated Third Party purchaser acquiring shares of Series A Common Stock in accordance with the foregoing procedures shall acquire such shares free and clear of any obligations, and shall have no rights, under this Agreement.

          4.4  Right of First Offer Following an IPO.   In addition to any
               -------------------------------------
Transfer permitted pursuant to Section 4.3 or Section 4.4(f), following the first anniversary of the IPO, each Stockholder will be entitled to Transfer all or a portion of the shares of Series A Common Stock owned by its Stockholder Group pursuant to the exercise of its registration rights granted under the Registration Rights Agreement or pursuant to an exemption from registration under the Securities Act; provided that, except as provided in Section 4.4(f),
                          --------
such Stockholder on behalf of its Stockholder Group shall first have offered to sell all of the shares of Series A Common Stock it proposes to so Transfer to the other Stockholders in accordance with the following procedures:

               (a) In the event that following the first anniversary of the IPO
(i) a Stockholder (the "Original Initiating Holder") elects to exercise its
                        --------------------------
demand registration right, (ii) another Stockholder (an "Initiating Holder" and,
                                                         -----------------
together with the Original Initiating Holder, the "Initiating Holders") elects
                                                   ------------------
to exercise its registration rights in connection with such Original Initiating Holder's demand registration, (iii) a Stockholder (a "Piggyback Stockholder")
                                                      ---------------------
elects to exercise its piggyback registration rights with respect to a primary or secondary registration under the Securities Act of equity securities of the Company (other than any "shelf registration" or registrations on Forms S-8 or S-4 or a registration initiated pursuant to clause (i) or (ii) above), or (iv) a Stockholder seeks to sell shares of Series A Common Stock pursuant to Rule 144 of the Securities Act or any similar exemption from registration for sales of shares into a public market (an "Exempt Offering"), each such Stockholder
                                 ---------------
exercising its registration rights or seeking to sell
shares in an Exempt Offering (each a "Post IPO Seller") shall, simultaneously
                                      ---------------
with the delivery of its notice to the Company requesting such registration or notifying the Company of such Exempt Offering, as applicable, deliver to each other Stockholder not seeking to sell shares of the Series A Common Stock (the "Post IPO Stockholders") a notice (a "Post IPO Sale Notice") setting forth the
 ---------------------                --------------------
number of Company Securities it proposes to register or proposes to sell in an Exempt Offering, as applicable (the "Post IPO Offered Shares") which notice
                                     -----------------------
shall constitute an offer by such Post IPO Seller to sell the Post IPO Offered Shares to the Post IPO Stockholders at a price per share payable in cash, equal to the closing market price of a share of Series A Common Stock (less, in the case of a registered offer or sale pursuant to Rule 144, an amount per share equal to the good faith estimated amount of any anticipated underwriting discounts or commissions or brokerage charges applicable to each share to be sold) on the following applicable date: (i) in the case of a demand registration by any Initiating Holder, on the date prior to the date the Original Initiating Holder notifies the Company of its intention to exercise such demand registration right, (ii) in the case of a piggyback registration by a Piggyback Stockholder, on the date prior to the date that such Piggyback Stockholder notifies the Company of its intention to exercise its piggyback registration right, or (iii) in the case of an Exempt Offering, on the date prior to the date such Stockholder notifies the Company of its intention to effect an Exempt Offering.

               (b) If a Post IPO Stockholder desires to accept the offer set forth in a Post IPO Sale Notice as to any part of the Post IPO Offered Shares, such Post IPO Stockholder (a "Post IPO Electing Stockholder") shall deliver
                              -----------------------------
written notice to the Post IPO Seller of its agreement to acquire Post IPO Offered Shares and the number of such shares it agrees to acquire, and deliver a copy of such notice to each other Post IPO Stockholder which notice shall be delivered (i) in the case of a notice responding to a Post IPO Seller's intention to effect a demand or piggyback registration, within three Business Days following delivery of such Post IPO Sale Notice or (ii in the case of a notice responding to a Post IPO Seller's intention to effect an Exempt Offering, by 4:00 p.m. New York time on the Business Day following delivery of such Post IPO Sale Notice; provided that if the Post IPO Sale Notice is delivered after 4:00 p.m. New York time, such notice shall be deemed to have been delivered on the following Business Day.

               (c) If the Post IPO Electing Stockholders elect to acquire, in the aggregate, all of the Post IPO Offered Shares, then the Post IPO Electing Stockholders shall have the right and obligation to acquire, on the applicable closing date and in accordance with the provisions of Section 11.9, all the Post IPO Offered Shares, allocated among them as follows (or in such other manner as the Post IPO Electing Stockholders may agree):

                    (i) the Post IPO Offered Shares shall be allocated among the Post IPO Electing Stockholders pro rata (based on the number of Company Securities owned by such Stockholders' respective Stockholder Groups determined on an as converted into Series A Common Stock basis) until all of the Post IPO Offered Shares have been allocated or any Post IPO Electing Stockholder has been allocated the number of Post IPO Offered Shares that it desires to acquire, as specified in its notice to the Post IPO Seller, as it may have been amended pursuant to Section 4.4(d);

                    (ii) if all Post IPO Offered Shares are not allocated pursuant to paragraph (i) or any prior application of this paragraph (ii), any Post IPO Offered Shares that were not allocated pursuant to paragraph (i) or any prior application of this paragraph (ii) shall be allocated among the Post IPO Electing Stockholders (other than any Post IPO Electing Stockholder that has been allocated the number of Post IPO Offered Shares that it desires to acquire, as specified in its notice to the Post IPO Seller, as it may have been amended pursuant to Section 4.4(d)) pro rata (based on the number of Company Securities owned by such Stockholders' respective Stockholder Groups determined on an as converted into Series A Common Stock basis); and

                    (iii) if all Post IPO Offered Shares are not allocated pursuant to paragraph (i) and any prior application of paragraph (ii), any Post IPO Offered Shares that were not allocated pursuant to paragraph (i) and any prior application of paragraph (ii) shall be allocated by continuing to apply paragraph (ii) as required.

               (d) If the Post IPO Electing Stockholders desire to acquire pursuant to paragraph (c) above, in the aggregate, less than all of the Post IPO Offered Shares, then the Post IPO Seller shall so notify the Post IPO Electing Stockholders and (x) in the case of an Exempt Offering, the Post IPO Seller's Offer of the Post IPO Offered Shares shall be deemed rejected as of the last day upon which notice of acceptance of such Post IPO Seller's offer may be delivered pursuant to Section 4.4(b)(ii) and (y) in the case of all other offers by Post IPO Sellers, the following procedure shall apply:

                    (i) each Post IPO Electing Stockholder shall have the right, by written notice sent to the Post IPO Seller (with a copy of such notice to each other Stockholder) by 5:00 p.m. New York time on the Business Day following receipt of such notice from the Post IPO Seller pursuant to this
Section 4.4(d), to amend its notice to increase the number of Post IPO Offered Shares that it desires to purchase;

                    (ii) if, after giving effect to any amendment to any Post IPO Electing Stockholder's notice pursuant to this Section 4.4(d), the Post IPO Electing Stockholders desire to acquire, in the aggregate, all of the Post IPO Offered Shares, then the Post IPO Electing Stockholders shall have the right and obligation to acquire, on the applicable closing date and in accordance with the provisions of Section 11.9, all of the Post IPO Offered Shares, allocated among them in accordance with Section 4.4(c); and

                    (iii) if, after giving effect to any amendment to any Post IPO Electing Stockholder's notice pursuant to this Section 4.4(d), the Post IPO Electing Stockholders desire to acquire, in the aggregate, less than all of the Post IPO Offered Shares, then the Post IPO

Seller's offer of the Post IPO Offered Shares shall be deemed rejected as of the last day for a Post IPO Electing Stockholder to amend its notice pursuant to this Section 4.4(d).

               (e) If (i) the Post IPO Seller's offer of the Post IPO Offered Shares is rejected as provided in Section 4.4(d), or (ii the purchase of the Post IPO Offered Shares is not consummated within the period set forth in
Section 11.9(c) for any reason other than a breach by the Post IPO Seller of any of its covenants, representations or warranties that are a condition to consummation of such purchase, then the Post IPO Seller shall have the right (x) in the case of a demand registration or piggyback registration, to proceed with such registration and upon the effectiveness of such registration consummate such sale without regard to the actual sale price of such Post IPO Offered Shares, provided that such sale takes place prior to the end of the period during which the Company is required to keep the applicable registration statement effective pursuant to the Registration Rights Agreement (y) in the case of an Exempt Offering, to sell the Post IPO Offered Shares in the Exempt Offering without regard to the actual sale price of such Post IPO Offered Shares, provided that such Exempt Offering takes place within five business days of the date the Post IPO Stockholders fail to accept such offer to purchase. Any shares sold to an Unaffiliated Third Party in such a registered offering or Exempt Offering in accordance with the foregoing procedures shall be sold free and clear of any obligations and without any rights under this Agreement.

               (f) In the event that TCI Sub makes the IPO Election and thereafter elects to exercise its Special Demand Registration Right pursuant to and in accordance with the terms of the Registration Rights Agreement, then (i) each Stockholder Group, if it so elects, shall be entitled to participate in and sell shares pursuant to such Demand Registration, notwithstanding the limitation set forth in this Section 4.4 that no such registered sales are to take place prior to the first anniversary of the IPO, (ii) sales of shares in the Demand Registration pursuant to the Special Demand Registration Right shall not be subject to the Right of First Offer procedures set forth in this Section 4.4, and (iii) following the IPO, but without regard to the one year restricted period set forth in the first sentence of this Section 4.4, a Stockholder may exercise its Incidental Registration rights and sell such shares in accordance with the provisions of Section 3 of the Registration Rights Agreement, but subject to the other limitations set forth in this Section 4.4.

           4.5 Tag-Along Rights.
               ----------------

               (a) In the event that any Control Block Group proposes to sell Company Securities in a transaction that would constitute a Control Block Sale, the Stockholders which are members of the Control Block Group (the "Tag
                                                                    ---
Offerors") shall be required, as a condition to such sale, to offer to each
--------
other Stockholder that is an Exclusive Stockholder or an Eligible Stockholder (such Stockholder, a "Qualified Tag Stockholder") the right to participate in
                      -------------------------
such Control Block Sale (the "Tag-Along Right") in accordance with the following
                              ---------------
procedures.

               (b) The Tag Offerors shall provide prompt written notice of the proposed Control Block Sale to each Qualified Tag Stockholder (the "Tag-Along
                                                                    ---------
Notice").  The
------

Tag-Along Notice shall set forth the terms and conditions of the Control Block Offer, including the name and address of the proposed Unaffiliated Third Party purchaser (the "Tag-Along Buyer"), the number and type of Company Securities to
                ---------------
be sold in the Control Block Sale, the amount and type of direct and indirect consideration to be paid per share to the Control Block Group, the form of proposed acquisition agreement and all other material terms and conditions of the proposed transaction. The Tag-Along Notice shall constitute an offer by the Tag Offerors to each Qualified Tag Stockholder, which offer may be accepted by the Qualified Tag Stockholders for a period of 20 Business Days following the date the original Tag-Along Notice is received (the "Tag-Along Offer Period"),
                                                     ----------------------
to include in the Control Block Sale an amount of Company Securities equal to
(x) the maximum number of Company Securities proposed to be purchased in the Control Block Sale, multiplied by (y) a fraction, the numerator of which shall be the number of Company Securities beneficially owned by such Qualified Tag Stockholder's Stockholder Group and the denominator of which shall be the sum of
(i) the number of Company Securities beneficially owned by the Control Block Group plus (ii) the number of Company Securities beneficially owned by the Stockholder Groups of each Tag-Along Electing Stockholder (as defined below), in each case determined prior to such Control Block Sale and determined on an as converted into shares of Series A Common Stock basis. The Tag Offerors shall update such notice by promptly providing each Qualified Tag Stockholder with notice of any material changes to the information contained therein. Upon receipt of each such updated notice (i) a Qualified Tag Stockholder who has elected to exercise its Tag-Along Rights shall have the right to withdraw such election by written notice delivered to each Tag Offeror within 5 Business Days of receipt of such updated notice, provided that such Qualified Tag Stockholder,
                                   --------
in its reasonable good faith judgment, has determined that the offer as modified constitutes a materially adverse change from the terms and conditions of the offer described in the original Tag-Along Notice or, if applicable, the previous updated notice and (ii) a Qualified Tag Stockholder who has not yet elected to exercise its Tag-Along Right may elect to so exercise by written notice delivered to each Tag Offeror on or before the later of (x) 10 Business Days following receipt of such updated notice and (y) the expiration of the 20 Business Day acceptance period referred to above in this clause (b). Notwithstanding the foregoing, in the event that the Tag-Along Notice is updated following the conclusion of such 20 Business Day acceptance period, a Qualified Tag Stockholder which has not theretofore elected to exercise its Tag-Along Right will be entitled to participate in such revised offer only in the event the terms and conditions of such revised Tag-Along Notice are more favorable to the sellers of Company Securities than the terms and conditions of the original Tag-Along Notice or, if applicable, the previous updated notice. The foregoing calculation with respect to the number of Company Securities which a Qualified Tag Stockholder may include in the Control Block Sale shall be recalculated each time another Qualified Tag Stockholder elects to participate or withdraws from participation in the Control Block Sale following receipt of an updated notice as provided above. Notice of such recalculated amounts shall be given to each Stockholder by the Tag Offeror promptly following any such change in participation by Qualified Tag Stockholders.

               (c) (i) If in connection with such Control Block Sale, assets, properties or other securities, in addition to the Company Securities (or interest therein), are to be transferred, then prior to submitting a Tag-Along Notice pursuant to this Section 4.5, the Tag

Offerors and the other Stockholders shall cause the total consideration specified in the Control Block Sale to be allocated between the Company Securities and such other assets, properties and securities in proportion with their respective fair market values pursuant to Section 4.7.

                    (ii) Subject to Section 4.8, the Tag Offerors and the Tag-Along Electing Stockholders agree to use their respective commercially reasonable efforts to consummate any such Control Block Sale in a tax-free transaction or, if not available, the most tax efficient method available.

               (d) If any Qualified Tag Stockholder elects to exercise the Tag-Along Right (a "Tag-Along Electing Stockholder"), such election shall be made by
                ------------------------------
such Tag-Along Electing Stockholder by written notice to that effect delivered to each Tag Offeror prior to the expiration of the Tag-Along Offer Period. Such notice shall (i) state that such Tag-Along Electing Stockholder is exercising its Tag-Along Right and (ii) set forth the aggregate number of Company Securities (specifying the number of shares of each series of Common Stock and Preferred Stock) beneficially owned by its Stockholder Group and the number and type of Company Securities includable in the Control Block Sale. Promptly following the delivery of any such notice, such Tag-Along Electing Stockholder's Stockholder Group shall agree to become a party to or otherwise become bound by the applicable terms and conditions of the contract, agreement or instrument pursuant to which the Control Block Group has agreed to consummate such Control Block Sale, which terms and conditions shall be no less favorable to the Tag-Along Electing Stockholder's Stockholder Group than the terms and conditions applicable to the Control Block Group. The Tag-Along Electing Stockholder's exercise of the Tag-Along Right shall be conditioned upon each member of its Stockholder Group electing to sell Company Securities pursuant to such Tag-Along Right becoming a party to such acquisition agreement.

               (e) If any Qualified Tag Stockholder fails to exercise the Tag-Along Right, or otherwise fails to comply with the requirements set forth in
Section 4.5(d), the Control Block Group (including any other Tag-Along Electing Stockholder) shall have the right to consummate the Control Block Sale in accordance with the terms and conditions set forth in the Tag-Along Notice (as updated pursuant to Section 4.5(b)); provided, however, that if the Control
                                     --------  -------
Block Group does not consummate the Control Block Sale within 120 days following the expiration of the Tag-Along Offer Period, the Control Block Group shall not consummate any Control Block Sale without repeating the procedures set forth in this Section 4.5; provided, however, that (x) any amendments, modifications or
                  --------  -------
waivers of the agreement regarding such Control Block Sale occurring subsequent to the conclusion of the Tag-Along Offer Period shall not be deemed to require that such transaction be re-offered to such Qualified Tag Stockholders unless the effect of such amendment, modification or waiver is to make the terms of such Control Block Sale more favorable to the members of the Control Block Group than the terms set forth in the last Tag-Along Notice prior to the conclusion of the Tag-Along Offer Period and (y) any increase in the market value of the consideration offered in any such Control Block Sale shall not constitute an amendment, modification or waiver of any provision of such Control Block Sale requiring further compliance with the provisions of this Section 4.5. Notwithstanding the foregoing, if the Control Block Sale is subject to the receipt of any regulatory approval or expiration of any waiting period, the time period during which such Control Block Sale may be consummated shall be extended until the expiration of five Business Days after all such approvals have been received or waiting periods expired, but in no event shall such time period exceed 180 days following expiration of such 120 day period referred to above.

               (f) Subject to the terms and conditions contained in any agreement entered into with the Tag-Along Buyer, in the event that any members of a Tag-Along Electing Stockholder's Stockholder Group seeking to sell Company Securities pursuant to such Tag-Along Right fail to satisfy any condition to consummation of such Control Block Sale such that the conditions to the Tag-Along Buyer's obligation to purchase such shares are not timely satisfied, then the Company Securities proposed to be sold by the members of such Tag-Along Electing Stockholder's Stockholder Group shall be excluded from such sale, and each other member of the Control Block Group (including each other Tag-Along Electing Stockholder) shall be entitled to substitute Company Securities owned by them in place of such excluded Company Securities on a pro rata basis (based on the number of Company Securities owned by such Stockholders' respective Stockholder Groups determined on an as converted into Series A Common Stock basis).

           4.6 Drag-Along Right.
               ----------------

               (a) If any group of Stockholders composed of TCI Sub and any other two Stockholders (which may include any Tag-Along Electing Stockholders) (so long as such Stockholders are Eligible Stockholders and neither of such Stockholders is a member of the same Stockholder Group as the other such Stockholder or as TCI Sub) (a "Dragging Control Block Group") proposes to effect
                               ----------------------------
a Control Block Sale, such Control Block Group shall have the right (the "Drag-
                                                                          -----
Along Right") to require each remaining Stockholder (a "Drag-Along Stockholder")
-----------                                             ----------------------
to sell in such transaction an amount of Company Securities beneficially owned by such Drag-Along Stockholder's Stockholder Group equal to (x) the maximum number of Company Securities proposed to be purchased in the Control Block Sale multiplied by (y) a fraction, the numerator of which shall be the number of Company Securities beneficially owned by such Drag-Along Stockholder's Stockholder Group and the denominator of which shall be the sum of (i) the number of Company Securities beneficially owned by the Dragging Control Block Group plus (ii) the number of Company Securities beneficially owned by the Stockholder Groups of each Drag-Along Stockholder (as defined below), in each case determined prior to such Control Block Sale and determined on an as converted into shares of Series A Common Stock basis (such number of shares which is the product of the immediately preceding clauses (x) and (y), the "Dragged Shares"), subject to the provisions of this Section 4.6. If the
 --------------
Dragging Control Block Group elects to exercise its right to require the Drag-Along Stockholders to participate in such a Control Block Sale as provided in this Section 4.6, then the Dragging Control Block Group shall provide written notice thereof to each Drag-Along Stockholder (the "Drag-Along Notice"), which
                                                    -----------------
notice shall include the amount and type of the direct and indirect consideration to be paid to the Dragging Control Block Group (which, to the extent applicable, shall be determined in accordance with the procedures specified in Section 4.6(b)), the form of acquisition agreement the Dragging

Control Block Group is prepared to enter into in connection with such Control Block Sale and all other material terms thereof.

               (b) If in connection with such Control Block Sale assets, properties or other securities, in addition to the Company Securities (or interest therein) are to be transferred, then prior to submitting a Drag-Along Notice pursuant to this Section 4.6, the Dragging Control Block Group and the other Stockholders shall cause the total consideration specified in the Control Block Sale to be allocated between the Company Securities and such other assets, properties and securities in proportion to their respective fair market values pursuant to Section 4.7.

               (c) Each member of a Drag-Along Stockholder's Stockholder Group shall be required to sell (the "Dragged Sale") the Dragged Shares upon the same
                                ------------
terms and conditions as the Dragging Control Block Group has proposed or agreed to sell Company Securities to the purchaser in such Control Block Sale.

               (d) Subject to the terms of this Agreement, upon delivery to it of the Drag-Along Notice, each Drag-Along Stockholder and each member of its Stockholder Group shall agree to become a party to or otherwise become bound by the applicable terms and conditions of the contract, agreement or instrument pursuant to which the Dragging Control Block Group has agreed to sell Company Securities in the Control Block Sale, which terms and conditions shall be no less favorable to the members of each Drag-Along Stockholder's Stockholder Group than the terms and conditions applicable to the Dragging Control Block Group.

          4.7  Determination of Consideration Payable with Respect to Certain
               --------------------------------------------------------------
Tag-Along Rights and Drag-Along Rights.  Before submitting a Tag-Along Notice or
--------------------------------------
a Drag-Along Notice pursuant to Section 4.5 or 4.6, respectively, in response to a Control Block Offer that contemplates a sale of Company Securities in conjunction with other assets, properties or securities, the Tag Offerors or the Dragging Control Block Group, as applicable (each of which shall be referred to in this Section as the "Sellers") and the other Stockholders shall cause the
                        -------
total consideration specified in the Control Block Offer to be allocated between the Company Securities and such other assets, properties or securities in proportion to their respective fair market values to be determined as follows:

               (a) The Sellers shall mutually agree upon a designee (the "Designee") to execute such group's responsibilities pursuant to this Section
 --------
4.7. The Designee shall deliver to each Stockholder which is not a Seller, a notice stating that the Sellers intend to deliver a Tag-Along Notice or Drag-Along Notice, as applicable, to which this Section 4.7 applies and identifying an Appraiser who has been retained by the Designee to allocate the total consideration specified in the Control Block Offer between the Company Securities and such other assets, properties or securities pursuant to this
Section 4.7. Within ten Business Days after its receipt of the Designee's notice pursuant to the preceding sentence, the Qualified Tag Stockholder, in the case of a Tag-Along Right, or the Stockholder, in the case of a Drag-Along Right (other than any such Stockholder that is a Seller) that, together with its Controlled Affiliates, owns the greatest number of shares of Company Securities (determined on an as converted into Series A Common Stock basis), shall send a notice to the Designee and the other Stockholders identifying a second Appraiser who shall be retained by the Designee to determine such allocation or conduct such appraisal, as applicable, pursuant to this Section 4.7. In the event that two Stockholders qualify to appoint the second Appraiser because such Stockholders own an equal number of Company Securities, such Stockholders shall agree upon and give notice of the identity of the second Appraiser within such ten Business Day period referred to in the preceding sentence.

               (b) The Appraisers shall submit their independent determinations of the amount of consideration allocable to the Company Securities to be sold in the Control Block Sale (the "Allocation") (which determination shall be made
                             ----------
giving equal consideration to the amount of consideration allocable to the other assets, properties or securities to be sold in conjunction with such Control Block Sale) within thirty days after the date on which the second Appraiser is retained. If the higher determination does not exceed the lower determination by an amount in excess of 10% of such lower determination, then the Allocation shall be the average of the two determinations for purposes of this Section 4.7.

               (c) If the higher determination exceeds the lower determination by an amount in excess of 10% of such lower determination, then such two Appraisers shall promptly jointly select a third Appraiser (the "Third
                                                                 -----
Appraiser"), who shall be retained by the Designee to make an allocation or
---------
conduct an appraisal pursuant to this Section 4.7. If the first two Appraisers are unable to agree on a Third Appraiser within thirty days, any Stockholder may cause the American Arbitration Association of New York to appoint such Third Appraiser. The first two Appraisers shall furnish such Third Appraiser with the work product used by each of them in determining their respective allocations or appraisals, as applicable. The Third Appraiser shall submit its determination of the Allocation (which determination shall be made giving equal consideration to the amount of consideration allocable to the other assets to be sold in conjunction with such Control Block Sale) within thirty days after the date on which the Third Appraiser is retained. If a Third Appraiser is retained, the Allocation or the fair market value for purposes of Section 4.7 shall be equal to the average of the two closest determinations; provided, however, that if the
                                                  --------  -------
difference between the highest and middle determinations is no more than 105% and no less than 95% of the difference between the middle and lowest determinations, the Allocation for purposes of this Section 4.7 shall be equal to such middle determination.

               (d) All fees and expenses of any Appraiser retained pursuant to this Section 4.7 shall be paid by the Sellers, in proportion to their pro rata portion of the Company Securities to be sold in the Control Block Sale (determined on an as converted into Series A Common Stock basis).

               (e) In allocating the total consideration specified in the Control Block Offer between the Company Securities and such other assets, properties and securities, each Appraiser retained pursuant to this Section 4.7 shall use valuation techniques then prevailing in the relevant industry and assume that the fair market value of the applicable asset is the price at which the asset would change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or sell and each having reasonable knowledge of all relevant facts.

          4.8  Allocation of Consideration.  Each item of consideration payable
               ---------------------------
to the sellers of Company Securities in a transaction subject to Sections 4.5 or
4.6 shall be allocated in proportion to the number of Company Securities (as determined on an as-converted into Series A Common Stock basis) sold by each such seller (subject to adjustment in accordance with the second sentence of Section 11.9(d)).


                                   ARTICLE 5

                                DEEMED TRANSFER
                                ---------------

           5.1 Definitions.   For purposes of this Article 5, the following
               -----------
capitalized terms shall have the following meanings.

          "Base Homes Passed" means the number of Homes Passed of the applicable
           -----------------
Cable Parent and its Controlled Affiliates as of the Execution Date as set forth on Schedule II.

          "Exclusive Homes Passed" means as of the date of determination, the
           ----------------------
sum of (A) the number of Homes Passed in cable systems of such Cable Parent or its Controlled Affiliates which are subject to the Cable Parent Exclusivity Provisions or which are subject to any agreement requiring that the Operator (or any other entity of which such Operator is a Controlled Affiliate) thereof operate such cable system in accordance with such Cable Parent Exclusivity Provisions during the Restricted Period and (B) any Homes Passed of such Cable Parent or its Controlled Affiliate located in an Operator Territory (or portion thereof) which has been released from the Cable Parent Exclusivity Provisions or which is then entitled to be released from such provisions pursuant to the terms of any LCO Agreement, other than any such release pursuant to the Master Distribution Agreement resulting from the sale or transfer by the applicable Cable Parent of cable systems in the applicable Operator Territory. Notwithstanding the foregoing, the number of Exclusive Homes Passed of a Cable Parent which is effecting an exchange of one or more cable systems shall be calculated on the basis of netting the Exclusive Homes Passed relating to cable systems transferred in such exchange against Homes Passed relating to cable systems acquired in such exchange as of the completion of all exchanges and transfers of cable systems related to such exchange, provided that Homes Passed to be acquired in any such exchange shall not be included in the calculation of Exclusive Homes Passed (x) if such Homes Passed are not acquired within 24 calendar months of the first transfer included in such exchange or (y) to the extent such Homes Passed are not subject to the Cable Parent Exclusivity Provisions within 180 days after the completion of such exchange.

          "Homes Passed" means the number of residential homes that can be
           ------------
connected to a cable distribution system (provided, that each residential unit in a multiple dwelling unit shall be counted as one Home Passed).

          "Minimum Exclusive Homes Passed" means a number of Homes Passed which
           ------------------------------
is equal to 80% of the Base Homes Passed.

          "Operator" means the Person which owns and operates a cable television
           --------
system that agrees to distribute the @Home Services in accordance with the terms of an LCO Agreement.

          "Operator Territory" means the portion of the geographic area covered
           ------------------
by an LCO Agreement where an Operator is providing cable television service through such Operator's distribution facilities.

          "Proportionate Transferred Shares" means, with respect to any Cable
           --------------------------------
Parent which is determined to have made a Deemed Transfer, a number of shares of Series A Common Stock which is equal to (A) such Stockholder's number of Total Shares, multiplied by (B) a fraction, the numerator of which is the difference between the Base Homes Passed and the Exclusive Homes Passed, and the denominator of which is the Base Homes Passed, less (C) any Total Shares of such Stockholder which have previously been Proportionate Transferred Shares (whether such shares were purchased by another Stockholder or released from the provisions hereof).

          "Total Shares" shall mean, with respect to any Stockholder determined
           ------------
to have made a Deemed Transfer, the number of Company Securities (determined on an as converted into Series A Common Stock basis) acquired by such Stockholder's Stockholder Group from the Company pursuant to the Stock Purchase Agreement or otherwise held by such Stockholder Group on the date of the Closing, together with all Company Securities purchased pursuant to the exercise of such Stockholder Group's preemptive rights with respect thereto.

          5.2  Deemed Transfer.  In the event that at any time during the
               ---------------
Restricted Period the number of Exclusive Homes Passed of a Cable Parent fails to equal or exceed such Cable Parent's Minimum Exclusive Homes Passed, then such Cable Parent shall be deemed to have made a Transfer (the "Deemed Transfer") of
                                                            ---------------
a number of Company Securities equal to the Proportionate Transferred Shares. Upon the occurrence of a Deemed Transfer, the Cable Parent of such Stockholder shall be required to cause such Stockholder (the "Transferring Stockholder") to
                                                  ------------------------
offer to sell to the other Stockholders (on a pro rata basis, based on the number of Company Securities owned by such other Stockholders' respective Stockholder Groups determined on an as converted into Series A Common Stock basis) a number of shares equal to the Proportionate Transferred Shares in accordance with the procedure set forth below. Nothing herein contained (including but not limited to, the failure of such Transferring Stockholder to own an amount of Company Securities sufficient to meet its obligation to sell the Proportionate Transferred Shares to the other Stockholders hereunder) shall be deemed to diminish or modify each Transferring Stockholder's obligations hereunder.

          (a) A Transferring Stockholder required to sell the Proportionate Transferred Shares shall deliver to the other Stockholders a notice (a "Deemed
                                                                         ------
Transfer Notice") which shall constitute such Stockholder's offer to Transfer
---------------
the Proportionate Transferred Shares to the other Stockholders (the "Receiving
                                                                     ---------
Stockholders") at a price per share of Series A Common Stock, payable in cash,
------------
equal to (i) if such offer occurs prior to the IPO, the Per Share Value thereof determined in accordance with clause (d) hereof or (ii) if such offer occurs subsequent to the IPO, the Average Market Price thereof as of the date of the occurrence of such Deemed Transfer.

               (i) If a Receiving Stockholder desires to accept the offer set forth in a Deemed Transfer Notice as to any part of the Proportionate Transferred Shares, such Receiving Stockholder (a "Receiving Electing
                                                   ------------------
Stockholder") shall, within ten Business Days of receipt of such Deemed Transfer
-----------
Notice, notify the Transferring Stockholder of its acceptance of such offer to acquire Proportionate Transferred Shares and the number of such shares it desires to acquire, and deliver a copy of such notice to each other Stockholder.

               (ii) If the Receiving Electing Stockholders desire to acquire, in the aggregate, all of the Proportionate Transferred Shares, then the Receiving Electing Stockholders shall have the right and obligation to acquire, on the applicable closing date and in accordance with the provisions of Section 11.9, all of the Proportionate Transferred Shares, allocated among them as follows (or in such other manner as the Receiving Electing Stockholders may agree):

                    (A) the Proportionate Transferred Shares shall be allocated among the Receiving Electing Stockholders pro rata (based on the number of Company Securities owned by such Receiving Electing Stockholders' respective Stockholder Groups determined on an as converted into Series A Common Stock basis) until all of the Proportionate Transferred Shares have been allocated or each Receiving Electing Stockholder has been allocated the number of Proportionate Transferred Shares that it desires to acquire, as specified in its notice to the Receiving Stockholder, as it may have been amended pursuant to
Section 5.2(a)(iii);

                    (B) if all Proportionate Transferred Shares are not allocated pursuant to paragraph (A) or any prior application of this paragraph
(B), any Proportionate Transferred Shares that were not allocated pursuant to paragraph (A) or any prior application of this paragraph (B) shall be allocated among the Receiving Electing Stockholders (other than any Receiving Electing Stockholder that has been allocated the number of Proportionate Transferred Shares that it desires to acquire, as specified in its notice to the Transferring Stockholder, as it may have been amended pursuant to Section 5.2(a)(iii)) pro rata (based on the number of Company Securities owned by such Stockholders' respective Stockholder Groups determined on an as converted into Series A Common Stock basis); and

                    (C) if all Proportionate Transferred Shares are not allocated pursuant to paragraph (A) and any prior application of paragraph (B), any Proportionate

Transferred Shares that were not allocated pursuant to paragraph (A) and any prior application of paragraph (B) shall be allocated by continuing to apply paragraph (B) as required.

               (iii) If the Receiving Electing Stockholders desire to acquire, in the aggregate, less than all of the Proportionate Transferred Shares, then the Transferring Stockholder shall so notify the Receiving Electing Stockholders and:

                     (A) each Receiving Electing Stockholder shall have the right, by written notice sent to the Transferring Stockholder (with a copy of such notice to each other Stockholder) within five days after its receipt of the notice from the Transferring Stockholder pursuant to this Section 5.2(a)(iii) to amend its notice to increase the number of Proportionate Transferred Shares that it desires to purchase;

                     (B) if, after giving effect to any amendment to any Receiving Electing Stockholder's notice pursuant to this Section 5.2(a)(iii), the Receiving Electing Stockholders desire to acquire, in the aggregate, all of the Proportionate Transferred Shares, then the Receiving Electing Stockholders shall have the right and obligation to acquire, on the applicable closing date and in accordance with the provisions of Section 11.9, all of the Proportionate Transferred Shares, allocated among them in accordance with Section 5.2(a)(ii); and

                    (C) if, after giving effect to any amendment to any Receiving Electing Stockholder's notice pursuant to this Section 5.2(a)(iii), the Receiving Electing Stockholders desire to acquire, in the aggregate, less than all of the Proportionate Transferred Shares, then (x) the Receiving Electing Stockholders shall have the right and obligation to acquire, on the applicable closing date and in accordance with the provisions of Section 11.9, all of the Proportionate Transferred Shares which they have elected to acquire, allocated among them in accordance with Section 5.2(a)(ii) and (y) the Proportionate Transferred Shares which are not purchased by the Receiving Stockholders pursuant to this Section 5.2 shall thereafter cease to be Proportionate Transferred Shares for this and any subsequent Deemed Transfer.

          (b) If the purchase of any of the Proportionate Transferred Shares is not consummated within the period set forth in Section 11.9(c) for any reason other than a breach by the Transferring Stockholder of any of its covenants, representations or warranties that are a condition to consummation of such purchase, then such Proportionate Transferred Shares shall thereafter cease to be Proportionate Transferred Shares for this and any subsequent Deemed Transfer.

          (c) The procedure with respect to the Deemed Transfer Notice shall be repeated at any time during the Restricted Period that the number of Exclusive Homes Passed of a Cable Parent falls below such Cable Parent's Base Homes Passed such that the number of Proportionate Transferred Shares of such Cable Parent's Stockholder Group is equal to or greater than 1% of the number of Total Shares of such Stockholder's Stockholder Group; provided, that any such Proportionate
                                         --------
Transferred Shares which are not then required to be offered to the

Receiving Stockholders as a result of this clause (c) shall be cumulated until such time as such accumulated number of Proportionate Transferred Shares equals or exceeds such 1% minimum threshold or the Transferring Stockholder is otherwise required to offer shares in a Deemed Transfer.

               (d) If the Deemed Transfer occurs prior to the IPO, then the Deemed Transfer Notice shall identify an Appraiser who has been retained by the Transferring Stockholder to conduct an appraisal of the Company for purposes of determining the Per Share Value of the Proportionate Transferred Shares, pursuant to this Section 5.2(d). Within ten Business Days after its receipt of such a Deemed Transfer Notice, the Stockholder (other than the Transferring Stockholder) that, together with the members of its Stockholder Group, owns the greatest number of shares of Company Securities (determined on an as converted into Series A Common Stock basis), shall send a notice to the Transferring Stockholder and the other Stockholders identifying a second Appraiser who shall be retained by the Transferring Stockholder to conduct such appraisal in accordance with the Appraisal Procedures set forth in Article 7. In the event that two Stockholders qualify to appoint the second Appraiser because such Stockholders own an equal number of Company Securities, such Stockholders shall agree upon and give notice of the identity of the second Appraiser within such ten Business Day period referred to in the preceding sentence, and if such Stockholders cannot agree upon the identity of such second appraiser, such appraiser shall, upon application of either such Stockholder, be selected by the American Arbitration Association of New York.


                                   ARTICLE 6

                              PUT/CALL PROVISIONS
                              -------------------

           6.1 TCI Call.
               --------

               (a) TCI Sub shall have the right (the "TCI Call"), exercisable
                                                      --------
by the delivery of written notice thereof (the "TCI Call Notice") to KPCB and to
                                                ---------------
the other Stockholders at any time during the sixty-day period following the fifth anniversary of the Execution Date or, if not previously exercised, during the sixty-day period following each subsequent anniversary thereof, to and including the ninth anniversary of the Execution Date, to require all of the KPCB Constituents to sell to TCI Sub (or its designee), at the Per Share Value thereof (determined in accordance with Section 6.6 as of the date of the TCI Call Notice), all, but not less than all, of the Company Securities beneficially owned by the KPCB Constituents. The remaining Eligible Stockholders (other than any Cable Partner exercising the Cable Put in connection with the applicable TCI Call Notice) shall have the right (but not the obligation) to participate with TCI Sub (on a pro rata basis, based on the number of Company Securities owned by each purchasing Stockholder's Stockholder Group determined on an as converted into Series A Common Stock basis) in the purchase of shares pursuant to the TCI Call by delivery of written notice to such effect to TCI Sub and to the other Stockholders during the twenty (20) day period following delivery of the TCI Call Notice, as applicable.

               (b) Upon exercise of the TCI Call, the KPCB Constituents shall be obligated to sell to TCI Sub (or its designee) and to any Eligible Stockholders exercising their right to participate with TCI Sub in the TCI Call, on the applicable closing date and in accordance with the provisions of Section 11.9, all Company Securities beneficially owned by the KPCB Constituents as of the applicable closing date.

           6.2 KPCB Put.
               --------

               (a) KPCB shall have the right (the "KPCB Put"), exercisable by
                                                   --------
the delivery of written notice thereof (the "KPCB Put Notice") to TCI Sub and to
                                             ---------------
the other Stockholders at any time during the KPCB Put Period to require TCI Sub to purchase all, but not less than all, of the Company Securities beneficially owned by the KPCB Constituents at the Per Share Value thereof determined in accordance with Section 6.6. The date of determination of such Per Share Value shall be (x) in the case of an exercise pursuant to clause (i) of the definition of "KPCB Put Period," as of the date on which the KPCB Put Notice is delivered to TCI Sub, or (y) in the case of an exercise in response to a KPCB Put Triggering Event, as of the date on which the KPCB Put Triggering Event occurs.

               (b) Subject to TCI Sub's right to make an IPO Election pursuant to Section 6.4 hereof, upon exercise of the KPCB Put, TCI Sub (or its designee) shall be obligated to purchase from the KPCB Constituents on the applicable closing date and in accordance with the provisions of Section 11.9, all Company Securities beneficially owned by the KPCB Constituents as of the applicable closing date.

               (c) In the event TCI Sub elects to purchase (or to cause its designee to purchase) shares pursuant to the KPCB Put rather than making an IPO Election, the remaining Eligible Stockholders (other than any Cable Partner exercising the Cable Put in connection with the applicable KPCB Put Notice) shall have the right (but not the obligation) to participate with TCI Sub (on a pro rata basis, based on the number of Company Securities owned by each purchasing Stockholder's Stockholder Group determined on an as converted into Series A Common Stock basis) in the purchase of shares pursuant to the KPCB Put by delivery of written notice to such effect to TCI Sub and to the other Stockholders during the twenty (20) day period following delivery of the KPCB Put Notice; provided, however, that no exercise of such right of participation
            --------  -------
shall have the effect of extending any of the periods set forth in this Section 6.2.

               (d) The KPCB Put Notice shall (i) state that KPCB is exercising the KPCB Put and (ii) set forth the aggregate number of and type of Company Securities beneficially owned by the KPCB Constituents as of the date of the KPCB Put Notice.

               (e) For purposes of this Section 6.2, the obligation to purchase Company Securities pursuant to an exercise of the KPCB Put shall be the joint and several obligation of TCI Sub and any member of the TCI Stockholder Group acquiring Company Securities from TCI Sub, and except as provided in Section 6.7, no Transfer of Company Securities by TCI Sub to another member of the TCI Stockholder Group shall relieve TCI Sub of its obligations pursuant to this
Section 6.2 unless specifically consented to in writing by KPCB.

           6.3 Cable Put
               ---------

               (a) In connection with the exercise of the TCI Call or the KPCB Put (other than any exercise of the KPCB Put in connection with a KPCB Put Triggering Event), Comcast Sub and Cox Sub shall have the right, but not the obligation (the "Cable Put"), to require TCI Sub to purchase all, but not less
                 ---------
than all, of the Company Securities held by such Cable Partner's Stockholder Group simultaneously with TCI Sub's purchase of Company Securities from the KPCB Constituents pursuant to the KPCB Put or the TCI Call at the Per Share Value thereof determined in accordance with Section 6.6. The date of determination of such Per Share Value shall be the date of the TCI Call Notice or the KPCB Put Notice, as applicable. Except as otherwise provided herein, Comcast Sub and Cox Sub shall have the right to exercise the Cable Put in the manner, upon the same terms and conditions, and under the circumstances described in Section 6.1 (in the case of the TCI Call) or Section 6.2 (in the case of the KPCB Put) by giving written notice to such effect (the "Cable Put Notice") to TCI Sub and to each
                                    ----------------
other Stockholder during the ten (10) day period following delivery of the KPCB Put Notice or the TCI Call Notice, as applicable.

               (b) In the event that a Cable Partner exercises its right to participate with TCI Sub (or its designee) in the purchase of Company Securities pursuant to the TCI Call or the KPCB Put, such Cable Partner shall also be obligated to purchase its proportionate interest in any Company Securities which TCI Sub (or its designee) becomes obligated to purchase from another Cable Partner pursuant to the Cable Put. The number of Company Securities such Cable Partner shall be obligated to purchase shall be determined by multiplying the aggregate number of Company Securities which TCI Sub (or its designee) and any participating Cable Partner are obligated to purchase pursuant to Section 6.1,
6.2 or 6.3 hereof by a fraction, the numerator of which shall be the number of Company Securities beneficially owned by such Cable Parent and the denominator shall be the number of Company Securities beneficially owned by TCI Sub and such Cable Parent and their respective Stockholder Groups. Any Cable Partner which elects to exercise the Cable Put shall not be entitled to participate in any purchase of Company Securities pursuant to the TCI Call or the KPCB Put.

               (c) Subject to TCI Sub's right to make an IPO Election pursuant to Section 6.4 hereof, upon exercise of the Cable Put, TCI Sub (or its designee) and any Cable Partner electing to participate in such purchase pursuant to subsection (b) above shall be obligated to purchase from each Cable Partner exercising the Cable Put (or member of such Cable Partner's Stockholder Group) on the closing date of the consummation of the TCI Call or the KPCB Put and in accordance with the provisions of Section 11.9, all Company Securities beneficially owned by such Cable Partner (or member of such Cable Partner's Stockholder Group) as of the applicable closing date.

               (d) The Cable Put Notice shall (i) state that the applicable Cable Partner is exercising the Cable Put and (ii set forth the aggregate number of and type of Company Securities beneficially owned by such Cable Partner and the members of such Cable Partner's Stockholder Group as of the date of the Cable Put Notice.

               (e) For purposes of this Section 6.3, the obligation to purchase Company Securities pursuant to an exercise of the Cable Put shall be the joint and several obligation of TCI Sub and any member of the TCI Stockholder Group acquiring Company Securities from TCI Sub, and except as provided in Section 6.7, no Transfer of Company Securities by TCI Sub to a member of the TCI Stockholder Group shall relieve TCI Sub of its obligations pursuant to this
Section 6.3 unless specifically consented to in writing by the Cable Partner or Cable Partners exercising the Cable Put. In addition, an election by a Cable Partner to participate in the purchase of Company Securities pursuant to the TCI Call, the KPCB Put or the Cable Put shall constitute, as between such Cable Partner and TCI Sub, such Cable Partner's agreement to acquire pursuant to the TCI Call, KPCB Put and Cable Put, as applicable, not less than the number of Company Securities determined pursuant to subsection (b) of this Section 6.3.

           6.4 IPO Election.
               ------------

               (a) In the event of the exercise of the KPCB Put and, if applicable, the Cable Put, TCI Sub shall have the right, exercisable by written notice (the "IPO Election Notice") to KPCB, the Company, and each other
             -------------------
Stockholder delivered not later than 20 Business Days following the determination of the Per Share Value, to elect (an "IPO Election") to cause the
                                                    ------------
Company to make an initial public offering of its Series A Common Stock in lieu of TCI Sub's obligation to purchase Company Securities pursuant to the exercise of such KPCB Put and, if applicable, the Cable Put or to exercise its Special Demand Registration Right. Upon making an IPO Election, subject to Section 6.4(c) below, TCI Sub's obligation to purchase the Company Securities pursuant to the exercise of such KPCB Put and, if applicable, the Cable Put shall be suspended and shall terminate upon the consummation of an initial public offering of the Company's Series A Common Stock in accordance with Section 6.4(b) below.

               (b) The Company shall as soon as reasonably practicable after the date on which the IPO Election Notice is given, file with the Commission and use its best efforts to cause to become effective a registration statement in respect of the offering and sale under the Securities Act of a number of shares of Series A Common Stock that, in the opinion of the managing underwriter of any such offering (or if none, of any nationally recognized investment banking firm experienced in initial public offerings of securities), is sufficient to create a bona fide trading market for the Series A Common Stock. In addition, the Company shall file and use its best efforts to become effective not later than the second Business Day following the effectiveness of such registration statement under the Securities Act, a registration statement registering the Series A Common Stock under the Exchange Act and thereafter taking such other steps as may be reasonably necessary to cause such shares to be listed for trading or quotation on a national securities exchange or over the counter trading system. Each Stockholder agrees to use its commercially reasonable efforts to cause the Company to fulfill its obligations hereunder and shall cooperate in all respects with the preparation and filing of such registration statement with the Commission and causing such registration statement to become and remain effective during the time periods specified herein.

               (c) Following TCI Sub's making of an IPO Election, (x) if such registration of the Series A Common Stock is subsequently abandoned by the Company before it is declared effective, (y) if a registration statement has not been filed on or before the 90th day after the date of the IPO Election Notice, or (z) if such registration statement has been filed, but the IPO has not been consummated on or before the 183rd day following the date of the IPO Election Notice, then such IPO Election shall terminate, the KPCB Put Notice and if applicable, the Cable Put Notice shall be deemed to have been reinstated as of such date of termination, and TCI Sub and any Cable Partner which had elected to participate in the KPCB Put and the Cable Put shall thereafter be obligated to purchase all of the Company Securities beneficially owned (i) by the KPCB Constituents in accordance with the provisions of Section 6.2 and (ii) by any Cable Partners (or member of their Stockholder Group) exercising the Cable Put in accordance with the provisions of Section 6.3; provided, however, that
                                                  --------  -------
notwithstanding the provisions of Section 11.9(c)(i) hereof, the minimum period in which such sale shall be required to be consummated shall be 60 days from the date such KPCB Put Notice and any Cable Put Notice is deemed reinstated. In the event a KPCB Put Notice and any Cable Put Notice is deemed reinstated pursuant to this subsection (c), then in addition to the payment of the aggregate Per Share Value in respect of such purchase of Company Securities, TCI Sub and any Cable Partner electing to participate in such purchase shall pay to KPCB and to any Cable Partners which exercise the Cable Put, interest at the Prime Rate (as defined below) on the aggregate Per Share Value of the Company Securities to be purchased pursuant to the KPCB Put and, if applicable, the Cable Put. Such interest shall accrue from the date of reinstatement of the KPCB Put Notice to and including the date immediately preceding the date of consummation of such sale, and shall be payable upon consummation of such sale. The term "Prime
                                                                      -----
Rate" shall mean a rate per annum equal to the commercial lending rate per annum
----
publicly announced from time to time by The Bank of New York as its prime rate (such rate of interest to change as of the close of business on each date such prime rate changes).

           6.5 Payment of Consideration in Respect of TCI Call, KPCB Put, and
               --------------------------------------------------------------
Cable Put.
---------

               (a) The purchase price for any Company Securities to be purchased pursuant to the TCI Call, the KPCB Put or the Cable Put shall be payable, at the option of each purchaser, in cash or in equity securities of (or securities convertible into or exercisable or exchangeable for), as applicable, TCI, in the case of TCI Sub, Comcast, in the case of Comcast

Sub or CCI, in the case of Cox Sub, or any Subsidiary of TCI, Comcast or CCI, as applicable, which is a Public Company; provided that securities of the same
                                       --------
class or series as the class or series of equity securities to be so issued, or the class or series of securities which such security is convertible into or exercisable or exchangeable for, are publicly traded on the Nasdaq National Market or a national securities exchange at the time of such delivery. Such equity securities shall be valued at the Average Market Price thereof on the applicable closing date. The purchase price for such equity securities to be purchased by a designee of TCI Sub shall be payable only in cash. In the event that the equity securities to be purchased by a Stockholder pursuant to the TCI Call, the KPCB Put or the Cable Put include options, warrants or other Rights to acquire Company Securities which require the payment of additional consideration in respect of the exercise thereof, the purchase price of such options, warrants, or other Rights shall equal the Per Share Value thereof, less the additional consideration payable in respect of the exercise of such option, warrant or other Right.

               (b) In the event that a Stockholder shall elect to pay such purchase price by delivering equity securities, (i) the parties shall endeavor to consummate such transaction on a tax-free basis and (ii) such Stockholder shall cause the issuer of such publicly traded securities to grant to KPCB, for the benefit of the KPCB Constituents, and to the members of the Stockholder Group of any Cable Partner exercising the Cable Put and receiving such equity securities, customary rights with respect to the registration of such securities under the Securities Act. Such registration rights shall provide the KPCB Constituents and if applicable, such Cable Partner's Stockholder Group with two demand registrations, one of which shall be exercisable such that such registration statement would be effective no later than the tenth day following the date of delivery of such equity securities and each of which shall be (i) at the expense of the applicable issuer and (ii) exercisable by the KPCB Constituents and if applicable, the members of the Stockholder Group of such Cable Partner, with respect to the registration of not less than 20% of the aggregate amount of equity securities of such issuer issued to KPCB and, if applicable, the Stockholder Group of such Cable Partner, in payment of such purchase price; provided, however, that in lieu of causing such shares to be
                --------  -------
registered pursuant to such demand registration, the Stockholder or applicable issuer which has granted such registration rights shall have the option to purchase all, but not less than all, of the shares for which registration is requested, at a price per share equal to the Average Market Price thereof (less any estimated underwriter or broker discounts or commissions) determined as of the date of delivery of a demand notice.

           6.6 Determination of Fair Market Value and Per Share Value in
               ---------------------------------------------------------
connection with TCI Call, KPCB Put and Cable Put.
------------------------------------------------

               (a) The Stockholders electing to sell Company Securities and the Stockholders electing to purchase Company Securities pursuant to Section 6.1,
6.2 and 6.3, as applicable, shall seek in good faith to agree upon the Fair Market Value of the Company and the related Per Share Value in accordance with
Section 7.1 promptly following the twenty-day period during which a Cable Partner may elect to participate in such purchase. If such parties are unable to agree upon such Fair Market Value and Per Share Value within thirty (30) days following the conclusion of such twenty day period, then such Fair Market Value and Per Share Value shall be determined as provided in clause (b).

               (b) The Stockholders who are selling Company Securities pursuant to the TCI Call, the KPCB Put or the Cable Put (collectively, the "Selling
                                                                   -------
Holders"), on the one hand, and TCI Sub on the other hand, shall, within 15 days
-------
after the expiration of such 30-day period, either (i) jointly select and appoint an Appraiser or (ii) if the Selling Holders and TCI Sub are unable to agree upon an Appraiser, each retain an Appraiser, for the purpose of determining the Fair Market Value of the Company as of the applicable date; provided, that if either group shall fail to select such an Appraiser within
--------
such period, the determination of the Fair Market Value of the Company shall be made by the Appraiser selected by the other group. The Appraiser, or if two Appraisers are appointed, the Appraisers shall determine the Fair Market Value of the Company and the related Per Share Value in accordance with the appraisal procedures set forth in Article 7.

          6.7  Termination or Amendment to the TCI Call, the KPCB Put and the
               --------------------------------------------------------------
Cable Put.  The TCI Call, the KPCB Put and the Cable Put shall terminate upon
---------
the first to occur of, (x) the date on which the IPO is consummated, (y) the termination of this Stockholders Agreement, or (z) the consummation of a Control Block Sale in which all Qualified Tag Stockholders were offered the opportunity to participate as to all Company Securities owned by such Qualified Tag Stockholders; provided, however, that in the event that such Qualified Tag
              --------  -------
Stockholders were offered the opportunity to include less than all their Company Securities in any such Control Block Sale, then the number of shares of Company Securities which TCI Sub shall be obligated to purchase from (i) the KPCB Constituents pursuant to an exercise of the KPCB Put upon the exercise of the KPCB Put at any time following the consummation of such Control Block Sale or
(ii) any Cable Partner (or the members of its Stockholder Group) electing to exercise the Cable Put pursuant to Section 6.3 hereof following an exercise of the KPCB Put following such Control Block Sale, will in each case be reduced by the number of Company Securities which such KPCB Constituents or Cable Partner (and the members of its Stockholder Group), as the case may be, were offered the opportunity to include in such Control Block Sale pursuant to Section 4.5 hereof. The TCI Call will be deemed to have terminated upon the consummation of any Control Block Sale.

          6.8  Status of Designee.  A designee of TCI Sub acquiring Company
               ------------------
Securities in any transaction contemplated by Sections 6.1, 6.2 or 6.3 shall acquire such securities free and clear of any obligations, and shall have no rights, under this Agreement.

                                   ARTICLE 7

                              APPRAISAL PROCEDURES
                              --------------------

          7.1  Fair Market Value.  For purposes of an appraisal pursuant to this
               -----------------
Article 7 or Section 6.6, the "Fair Market Value" of the Company, as of the
                               -----------------
applicable date of determination, shall mean the price at which a willing seller would sell and a willing buyer would buy a comparable business as an ongoing business in an arm's-length transaction (as a sale of all of the stock of the business or, if applicable, other equity interests). In determining the Fair Market Value of the Company, the Stockholders, or in the event an appraisal is required, each Appraiser, (i) shall assume for purposes of making its determination that all of the outstanding stock or, if applicable, other equity interests are to be sold in a single transaction and that the Company is a Public Company and the Series A Common Stock is publicly traded and widely held, as if a public offering of the Series A Common Stock had been successfully consummated, (ii) shall not discount the value of the shares due to any lack of liquidity in such shares because of any absence of a significant public market or due to a minority ownership position in the Company represented by such shares, (iii) shall not add any premium to the value of such shares due to a majority or control ownership position in the Company represented by such shares and (iv) shall not give consideration to any restrictions, encumbrances or contractual rights relating to such shares.

          7.2  Appraisal Procedure for Fair Market Value.  If there is only one
               -----------------------------------------
Appraiser, the Fair Market Value of the Company shall be as determined by such Appraiser. If there are two Appraisers, then if the higher determination does not exceed the lower determination by an amount in excess of 10% of such lower determination, then the Fair Market Value shall be equal to the average of such two determinations; however, if the higher determination exceeds the lower determination by an amount in excess of 10% of such lower determination, then such two Appraisers shall jointly select a third Appraiser within five days after the date on which the later of such two Appraisal Reports (as defined below) was delivered, and each shall furnish such third Appraiser with the work product used by each of such Appraisers in preparing their respective Appraisal Reports; provided, however, that in the event the first two Appraisers are
         --------  -------
unable to agree on a third appraiser within thirty days, any Stockholder may cause the American Arbitration Association of New York to appoint such third appraiser. Such third Appraiser shall deliver its Appraisal Report of its good faith determination of the Fair Market Value of the Company as of the applicable date within 20 days of such appointment, and in such case the Fair Market Value shall be equal to the average of the two closest determinations; provided,
                                                                 --------
however, that if the difference between the highest and middle determinations is
-------
no more than 105% and no less than 95% of the difference between the middle and lowest determinations, then the Fair Market Value of the Company shall be equal to such middle determination.

          7.3  Determination of Per Share Value.  Following the determination of
               --------------------------------
the Fair Market Value, the Stockholders, or if an appraisal is required, the Appraisers whose determinations were used in the calculation of the Fair Market Value, shall determine the number of shares of Common Stock outstanding together with any further appropriate adjustments to the Fair Market Value resulting from such determination. The number of shares of Common Stock outstanding shall mean a number, as determined by such Stockholders, or if an appraisal is required, such Appraisers as of the applicable date, equal to (without duplication) the sum of (x) the number of shares of Series A Common Stock and Series B Common Stock outstanding, (y) the number of shares of Series A Common Stock, Series B Common Stock and Series K Common Stock issuable upon the conversion of the Convertible Preferred Stock and
(z) the number of shares of Series A Common Stock, Series B Common Stock and Series K Common Stock issuable upon conversion, exercise or exchange of those Rights the holders of which would derive an economic benefit from conversion, exercise or exchange of such Rights which exceeds the economic benefit of not converting, exercising or exchanging such Rights. The "Per Share Value" shall
                                                       ---------------
mean the quotient obtained by dividing the Fair Market Value of the Company by the number of shares of Common Stock outstanding or deemed outstanding (less, in the case of any Rights included pursuant to clause (z) above, the exercise price thereof); provided that if an appraisal is required and the Appraisers do not
          --------
agree on the determinations provided for in this paragraph, the Per Share Value shall be the average of the quotients so obtained on the basis of the respective determinations of such firms.

          7.4  Delivery of Appraisal Report.  Each Appraiser shall deliver a
               ----------------------------
written report (the "Appraisal Report") to the Company and each Stockholder
                     ----------------
setting forth such Appraiser's good faith determination of the Fair Market Value of the Company and Per Share Value as of the applicable date. Each Stockholder shall use its commercially reasonable efforts to cause its designated Appraiser to deliver its Appraisal Report within 30 days of its selection. If, pursuant to the immediately preceding paragraph, a third determination is required, each Stockholder shall use reasonable efforts to cause its designated Appraiser to promptly take all actions necessary for the joint selection by such two Appraisers of the third Appraiser and to promptly make available to such third Appraiser the work product of such other Appraisers relating to its determination of the Fair Market Value of the Company, and shall also take all reasonable actions which are necessary in order to cause such third Appraiser to deliver its Appraisal Report as early as possible and in any event within 20 days after its selection. The Company agrees to cooperate with the Stockholders and the Appraisers in the determination of the Fair Market Value of the Company.

            7.5  Fees and Expenses of Appraisers.  All fees and expenses of any
                 -------------------------------
Appraiser conducting an appraisal in accordance with this Article 7 and retained on behalf of any Stockholders who are potential sellers of Company Securities shall be paid by all such potential sellers, in proportion to the number of Company Securities held by a potential seller and the number of Company Securities held by all such potential purchasers (determined on an as converted into Series A Common Stock basis) and all fees and expenses of any Appraiser conducting an appraisal in accordance with this Article 7 and retained on behalf of any Stockholders who are potential purchasers of Company Securities shall be paid by all such potential purchasers, in proportion to the number of Company Securities held by a potential purchaser and the number of Company Securities held by all such potential sellers (determined on an as converted into Series A Common Stock basis).

If a third Appraiser is retained pursuant to this Article 7, the fees and expenses of such Appraiser shall be split equally between the group of Stockholders who are potential sellers of Company Securities and the group of Stockholders who are potential purchasers of Company Securities, and such fees and expenses shall be apportioned among the Stockholders in each such group in proportion to their respective number of Company Securities (determined on an as converted into Series A Common Stock basis).

          7.6  Value Determination is Conclusive.  Each determination of Per
               ---------------------------------
Share Value and Fair Market Value of the Company in accordance with the provisions of this Article 7 or pursuant to Section 6.6 shall be final, binding and conclusive.


                                   ARTICLE 8

                               PREEMPTIVE RIGHTS
                               -----------------

          8.1  Preemptive Rights.
               -----------------

               (a) If at any time after the Closing, the Company at any time or from time to time makes any public or non-public offering of New Capital Stock or any Rights to acquire New Capital Stock, each Eligible Stockholder shall first be offered the opportunity to acquire from the Company for the same price and on the same terms as such securities are proposed to be offered to others, up to the amount of New Capital Stock (or Rights in respect thereof) as is required to enable it to maintain its proportionate interest in the Company. The amount of New Capital Stock each Eligible Stockholder shall be entitled to purchase (or, in the case of Rights, Rights to acquire a number of shares of New Capital Stock) shall be determined by multiplying (x) the total number of such offered shares or, in the case of Rights, the total number or such shares covered by Rights, by (y) a fraction, the numerator of which is the number of shares of Company Securities (determined on an as converted into Series A Common Stock basis) held by such Eligible Stockholder, and the denominator of which is the number of shares of Common Stock then outstanding; provided, however, that
                                                       --------  -------
for purposes of determining the number of shares of Common Stock outstanding, such amount shall include, without duplication, shares of Common Stock issuable upon the conversion of outstanding shares of Preferred Stock or other outstanding convertible equity securities of the Company and shares of Common Stock issuable upon the exercise of outstanding options or warrants to purchase Common Stock (or other securities of the Company).

               (b) Notwithstanding the foregoing, no Person shall be entitled to any preemptive rights in respect of the issuance of shares of New Capital Stock issued to satisfy Rights theretofore issued and as to which such Person theretofore had the opportunity to exercise preemptive rights pursuant to this
Article 8.

               (c) In the event the Company proposes to offer New Capital Stock, it shall give each Eligible Stockholder written notice of its intention, describing the type of New Capital Stock to be offered, and the price and other terms upon which the Company proposes to offer the same. Each Eligible Stockholder shall have twenty (20) days from the date of receipt of any such notice to notify the Company in writing that it intends to exercise such preemptive rights and as to the amount of New Capital Stock such Eligible Stockholder desires to purchase, up to the maximum amount calculated pursuant to subsection (a). Such notice shall constitute an agreement of such Eligible Stockholder to purchase the amount of New Capital Stock so specified upon the price and other terms set forth in the Company's notice to it.

               (d) If any Eligible Stockholder exercises its preemptive right hereunder, the closing of the purchase of the New Capital Stock with respect to which such right has been exercised shall take place within 45 calendar days after the giving of notice of such exercise, which period of time shall be extended for a maximum of 135 days in order to comply with applicable laws and regulations. Each of the Company and any Eligible Stockholder which has agreed to purchase New Capital Stock or Rights agrees to use its commercially reasonable efforts to secure any regulatory approvals or other consents, and to comply with any law or regulation necessary in connection with the offer, sale and purchase of, such New Capital Stock.

               (e) In the event any Eligible Stockholder fails to exercise its preemptive rights provided in this Section 8.1 within said twenty (20) day period or, if so exercised, such Eligible Stockholder is unable to consummate such purchase within the time period specified in paragraph (d) above because of its failure to obtain any required regulatory consent or approval, the Company shall thereafter be entitled during the period of ninety (90) days following the conclusion of the applicable period to sell or enter into an agreement (pursuant to which the sale of New Capital Stock covered thereby shall be consummated, if at all, within thirty (30) days from the date of said agreement) to sell the New Capital Stock or Rights not elected to be purchased pursuant to this Section 8.1 or which such electing Eligible Stockholder is unable to purchase because of such failure to obtain any such consent or approval, at a price and upon terms no more favorable to the purchasers of such securities than were specified in the Company's notice to the Eligible Stockholders. Notwithstanding the foregoing, if such sale is subject to the receipt of any regulatory approval or expiration of any waiting period, the time period during which such sale may be consummated shall be extended until the expiration of five Business Days after all such approvals have been obtained or waiting periods expired, but in no event shall such time period exceed 180 days from the date of the applicable agreement with respect to such sale. In the event the Company has not sold the New Capital Stock or entered into an agreement to sell the New Capital Stock within said ninety (90) day period (or sold and issued New Capital Stock in accordance with the foregoing within thirty (30) days from the date of said agreement (as such period may be extended in the manner described above for a period not to exceed 180 days from the date of said agreement)), the Company shall not thereafter offer, issue or sell such New Capital Stock without first offering such securities to the Eligible Stockholders in the manner provided above.

          8.2  Termination of Preemptive Rights.
               --------------------------------

          The rights granted to the Eligible Stockholders pursuant to Section
8.1 shall terminate as to a Stockholder, upon the earlier to occur of (i) such time as such Stockholder ceases to be an Eligible Stockholder or (ii) the termination of this Agreement.


                                   ARTICLE 9

                   REPRESENTATIONS, WARRANTIES AND COVENANTS
                   -----------------------------------------

          9.1  General Representations and Warranties. (i) As of the date
               --------------------------------------
hereof, each party hereto and (ii) as of the date a Person executes an instrument becoming a party to this Agreement, each Person that becomes a party to this Agreement after the date hereof, hereby makes the following representations, warranties and covenants to each of the other parties hereto:

               (a) Such party has the legal right and requisite power and authority to make and enter into this Agreement and to perform its obligations hereunder and to comply with the provisions hereof. The execution, delivery and performance of this Agreement by such party has been duly authorized by all necessary action on its part. This Agreement has been duly executed and delivered by such party and constitutes the valid and binding obligation of such party enforceable against it in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought.

               (b) The execution, delivery and performance of this Agreement by such party, and the compliance by such party with the provisions hereof, do not and will not (with or without notice or lapse of time, or both) conflict with, or result in any violation of, or default under, or give rise to any right of termination, cancellation or acceleration of any obligation or the loss of a material benefit under, any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to such party or any of its properties or assets, other than any such conflicts, violations, defaults, or other effects which, individually or in the aggregate, do not and will not prevent, restrict or impede such party's performance of its obligations under and compliance with the provisions of this Agreement. If such party is an entity or association, the execution, delivery and performance of this Agreement by such party does not and will not contravene the charter, bylaws or other organizational documents of such party.

               (c) Other than with respect to the expiration or termination of any applicable waiting period under the HSR Act in connection with any conversion of the Convertible Preferred Stock, no consent, approval, order or authorization of, or registration, declaration or filing with, any governmental or regulatory authority or any other Person (other than any of the foregoing which have been obtained and, at the date in question, are then in effect) is required under existing laws as a condition to the execution, delivery or performance of this Agreement by such party.

               (d) As to a Stockholder which is an original party to this Agreement, such Stockholder is the owner of the Company Securities set forth on
Schedule I and, with respect to any Person executing an instrument and becoming a party hereto after the date of this Agreement, such Person owns the Company Securities specified in such instrument, in each case, free and clear of all liens, claims or encumbrances except as otherwise provided herein and except for restrictions on resales under applicable securities laws. No other member of such party's Stockholder Group and no other Controlled Affiliate of such party's Ultimate Parent owns beneficially or has the right to acquire (whether such right is immediately exercisable or exercisable with the passage of time, upon the occurrence of an event or events or otherwise) any securities of the Company, directly or indirectly.

               (e) Each member of such party's Stockholder Group and each Ultimate Parent and any Controlled Affiliate thereof, in each case which owns securities of the Company, is a signatory hereto.

          9.2  Restricted Business.
               -------------------

               (a) Each Cable Parent hereby represents and warrants that except as set forth on Schedule III attached hereto, since the Execution Date, neither such Cable Parent nor its Controlled Affiliates has engaged or is currently engaging in any Restricted Business.

               (b) TCI Internet Services hereby represents and warrants that (i) to its knowledge, the Microsoft Network, L.L.C. ("MSN") is not engaging in a
                                                  ---
Restricted Business as of the date hereof and (ii TCI acquired beneficial ownership of a 20% interest in MSN in September 1994, and since that date has not been notified by MSN of, and has not otherwise acquired actual knowledge of any change in its percentage ownership of MSN. TCI Sub hereby covenants to inform the other Stockholders within 30 days of notice to TCI of any material change in TCI's ownership percentage in MSN.

                                   ARTICLE 10

                                CONFIDENTIALITY
                                ---------------

          10.1 Confidentiality.
               ---------------

               (a) Maintenance of Confidentiality.  Each Ultimate Parent and its
                   ------------------------------
Controlled Affiliates and the Company (each a "Restricted Party"), shall cause
                                               ----------------
their respective officers and directors (in their capacity as such) to, and shall take all reasonable measures to cause their respective employees, attorneys, accountants, consultants and other agents and advisors (collectively, and together with their respective officers and directors, "Agents") to, keep
                                                            ------
secret and maintain in confidence all confidential and proprietary information and data of the Restricted Parties disclosed to it (in each case, a "Receiving
                                                                     ---------
Party") in connection with the conduct of the Company's business and in
-----
connection with the transactions contemplated by the Term Sheet (the "Confidential Information") and shall not, shall cause their respective officers
 ------------------------
and directors not to, and shall take all reasonable measures to cause their respective other Agents not to, disclose Confidential Information to any Person other than the Ultimate Parents, their Controlled Affiliates and their respective Agents that need to know such Confidential Information, or the Company. Each Ultimate Parent and its Controlled Affiliates further agrees that it shall not use the Confidential Information for any purpose other than monitoring and evaluating its investment, determining and performing its obligations and exercising its rights under this Agreement and in connection with the transactions contemplated by the Term Sheet. The Company and each Ultimate Parent shall take all reasonable measures necessary to prevent any unauthorized disclosure of the Confidential Information by any of their respective Controlled Affiliates or any of their respective Agents. The measures taken by a Restricted Party to protect Confidential Information shall not be deemed unreasonable if the measures taken are at least as strong as the measures taken by the disclosing party to protect such Confidential Information. For purposes of this Section 10.1, Confidential Information may take the form of documentation, drawings, specifications, software, technical or engineering data, business information, and other forms, and may be communicated orally, in writing, by electronic or magnetic media, by visual observation, or by other means. Such Confidential Information may include, but is not limited to, information concerning the transactions contemplated by the Term Sheet; the facilities of the Company, of each Ultimate Parent and its Controlled Affiliates; the Company's requirements; the Company's network; the identity, location, characteristics and requirements of the customers of the Company or the members of the Stockholder Groups; and financial, accounting or marketing reports, business plans, analyses, forecasts, predictions or projections relating to the transactions contemplated by the Term Sheet or the business of the Company or the members of the Stockholder Groups generally. Confidential Information includes any notes, reports, analyses, studies or other materials, whether prepared by the Receiving Party or otherwise, that contain or are based upon Confidential Information delivered or made available pursuant to this Agreement.

               (b) Permitted Disclosures.  Nothing contained in this Agreement
                   ---------------------
is intended to restrict any party or its Agents from discussing with any other party or its Agents the

Confidential Information disclosed by a party to any other party, except that information disclosed by a Restricted Party (other than the Company) or its Agents to the Company that is clearly marked "@Home Eyes Only Confidential Information" may be disclosed by the Company to other parties and their Agents only to the extent that such Confidential Information is reasonably required to be reflected in the capital structure or business plans of the Company. In addition, nothing herein shall prevent any Restricted Party or its Agents from using, disclosing, or authorizing the disclosure of Confidential Information it receives in the course of the business of the Company which:

                    (i) has been published or is in the public domain, or which subsequently comes into the public domain, through no fault of the Receiving Party;

                    (ii) prior to receipt hereunder (or under that certain Agreement for Use and Non-Disclosure of Proprietary Information, effective as of June 1, 1995, among the Company, TCI, CEI, Comcast and Continental Cablevision, Inc.) was properly within the legitimate possession of the Receiving Party or, subsequent to receipt hereunder (or under such agreement), is lawfully received from a third party having rights therein without restriction of the third party's right to disseminate the Confidential Information and without notice of any restriction against its further disclosure;

                    (iii) is independently developed by the Receiving Party through Persons who have not had, either directly or indirectly, access to or knowledge of such Confidential Information;

                    (iv) is disclosed to a third party, without restriction on further disclosure, with the written approval of the party originally disclosing such information, provided that such Confidential Information shall cease to be
                  --------
confidential and proprietary information covered by this Agreement only to the extent of the disclosure so consented to;

                    (v) subject to the Receiving Party's compliance with paragraph (d) below, is required to be produced under order of a court of competent jurisdiction or other similar requirements of a governmental agency; provided that such Confidential Information to the extent covered by a
--------
protective order or its equivalent shall otherwise continue to be Confidential Information required to be held confidential for purposes of this Agreement; or

                    (vi) subject to the Receiving Party's compliance with paragraph (d) below, is required to be disclosed by applicable law or a stock exchange or association on which such Receiving Party's securities (or those of its Affiliate) are listed or quoted.

               (c) Notwithstanding this Section 10.1, any Ultimate Parent or its Controlled Affiliate may provide Confidential Information (i) to other Persons considering the acquisition (whether directly or indirectly) of all or a portion of the Company Securities owned by such Ultimate Parent's Stockholder Group pursuant to a Permitted Transfer or a Permitted

Disposition or (ii) to any financial institution in connection with borrowings from such financial institution by such Ultimate Parent or any of its Controlled Affiliates, so long as prior to any such disclosure such other Person or financial institution executes a confidentiality agreement that provides protection substantially equivalent to the protection provided each Ultimate Parent, its Controlled Affiliates and the Company in this Section 10.1.

               (d) In the event that any Receiving Party (i) must disclose Confidential Information in order to comply with applicable law or the requirements of a stock exchange or association on which such Receiving Party's securities or those of its Affiliates are listed or quoted or (ii becomes legally compelled (by oral questions, interrogatories, requests for information or documents, subpoenas, civil investigative demands or otherwise) to disclose any Confidential Information, the Receiving Party shall provide the disclosing party with prompt written notice so that in the case of clause (i), the disclosing party can work with the Receiving Party to limit the disclosure to the greatest extent possible consistent with legal obligations, or in the case of clause (ii), the disclosing party may seek a protective order or other appropriate remedy or waive compliance with the provisions of this Agreement.
In the case of clause (ii), (A) if the disclosing party is unable to obtain a protective order or other appropriate remedy at the disclosing party's reasonable expense, and (B) failing the entry of a protective order or other appropriate remedy or receipt of a waiver hereunder, the Receiving Party shall furnish only that portion of the Confidential Information which it is advised by opinion of its counsel is legally required to be furnished and shall exercise all commercially reasonable efforts to obtain reliable assurance that confidential treatment shall be accorded such Confidential Information, it being understood that such commercially reasonable efforts shall be at the cost and expense of the disclosing party whose Confidential Information has been sought.

               (e) The obligations under this Section 10.1 shall survive for a period of two (2) years from (i) as to all Ultimate Parents and their respective Controlled Affiliates and the Company, the termination of this Agreement, (ii) as to any Ultimate Parent and its Controlled Affiliates, such time as the Stockholder Group of such Ultimate Parent ceases to own any Company Securities and (iii) as to the Company only with respect to information received by the Company from an Ultimate Parent and its Controlled Affiliates whose Stockholder Group has ceased to own any Company Securities, such time as the Stockholder Group of such Ultimate Parent ceases to own any Company Securities; provided
                                                                    --------
that such obligations shall continue indefinitely with respect to any trade secret or similar information which is proprietary to the Company and provides the Company with an advantage over its competitors.

               (f) All references in this Section 10.1 to the Company shall, unless the context otherwise requires, be deemed to refer also to each Subsidiary and Controlled Affiliate of the Company.

                                  ARTICLE 11

                                 MISCELLANEOUS
                                 -------------

          11.1 Successors and Assigns.  Except as otherwise expressly provided
               ----------------------
herein, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of each of the other parties; provided, however, that (x) this Agreement and the rights, interests
         --------  -------
and obligations of a Stockholder may be assigned to any member of its Stockholder Group in connection with a Transfer of Company Securities (provided, that no such assignment shall release such Stockholder from its obligations hereunder unless consented to in writing by all other parties hereto) and (y) in connection with any Qualified Spin Off Transaction the Parent of the Stockholder Group involved in such Qualified Spinoff Transaction shall be entitled to assign the rights and obligations of the applicable Stockholder Group (including such Parent and any Ultimate Parent) hereunder to the Spin Off Parent which as a result of such Qualified Spin Off Transaction, becomes the beneficial owner of a majority of the equity interests and voting power of a Stockholder; provided,
                                                                    --------
however, that no such assignment shall affect any party's obligations under
-------
Article 10 hereof or under the Master Distribution Agreement. Any assignment or delegation in contravention of this Agreement shall be void and shall not relieve the assigning or delegating party of any obligation hereunder. Subject to the foregoing provisions of this Section 11.1 this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

          11.2 Third Parties.  Nothing in this Agreement, whether express or
               -------------
implied, shall be construed to give any Person, other than the parties hereto, any legal or equitable right, remedy or claim under or in respect of this Agreement.

          11.3 Governing Law.  This Agreement shall be governed by, and
               -------------
construed in accordance with, the laws of the State of Delaware, without regard to the conflicts of law rules of such State.

          11.4 Counterparts. This Agreement may be executed in two or more
               ------------
counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

          11.5 Notices.  All notices and other communications required or
               -------
permitted to be given by any provision of this Agreement shall be in writing and mailed (certified or registered mail, postage prepaid, return receipt requested) or sent by hand or overnight courier, or by facsimile transmission (with acknowledgment received), charges prepaid and addressed to the intended recipient as follows, or to such other address or number as may be specified from time to time by like notice to the parties:

          (a)  If to TCI Sub or a member of the TCI Stockholder Group:
               ------------------------------------------------------

               TCI Internet Holdings, Inc.
               5750 DTC Parkway
               Englewood, CO 80111-3000
               Telecopy:   (303) 712-5707
               Attention:  Bruce W. Ravenel
                           President

               with copies to:

               Baker & Botts, L.L.P.
               599 Lexington Avenue
               New York, New York  10022-4834
               Telecopy:   (212) 705-5125
               Attention:  Frederick H. McGrath, Esq.

          (b)  If to the KPCB Affiliates or a member of the KPCB Stockholder
               -------------------------------------------------------------
Group:
-----

               Kleiner, Perkins, Caufield & Byers
               2750 Sand Hill Road
               Menlo Park, CA  94025
               Telecopy:   (415) 233-0323
               Attention:  L. John Doerr

               with copies to:

               Wilson Sonsini Goodrich & Rosati
               650 Page Mill Road
               Palo Alto, CA  94304
               Telecopy:   (415) 496-4092
               Attention:  Allen Morgan, Esq.

          (c)  If to Comcast Sub or a member of the Comcast Stockholder Group:
               --------------------------------------------------------------

               Comcast Corporation
               1500 Market Street
               Philadelphia, PA  19102-2148
               Telecopy:   (215) 981-7794
               Attention:  Robert S. Pick
                           Vice President

               with copies to:

               Wolf, Block, Schorr and Solis-Cohen
               Packard Building, 7th Floor
               15th and Chestnut Streets
               Philadelphia, PA  19012
               Telecopy:   (215) 977-2334
               Attention:  Jason M. Shargel, Esq.

          (d)  If to Cox Sub or a member of the Cox Stockholder Group:
               ------------------------------------------------------

               Cox Communications, Inc.
               1400 Lake Hearn Drive, NE
               Atlanta, GA  30319
               Telecopy:   (404) 843-6352
               Attention:  David M. Woodrow
                           Senior Vice President

               with copies to:

               Dow Lohnes & Albertson  P.L.L.C.
               1200 New Hampshire Avenue, N.W.
               Suite 800
               Washington, D.C.  20036
               Telecopy:   (202) 776-2222
               Attention:  Stuart A. Sheldon, Esq.

          (e)  If to the Company:
               -----------------

               At Home Corporation
               385 Ravendale Drive
               Mountain View, CA  94043
               Telecopy:   (415)  944-8500
               Attention:  David G. Pine, Esq.

               with copies to:

               Fenwick & West LLP
               Two Palo Alto Square
               Suite 800
               Palo Alto, CA  94306
               Telecopy:   (415) 494-1417
               Attention:  Gordon K. Davidson, Esq.

Any party may from time to time specify a different address for notices by like notice to the other parties. All notices and other communications given in accordance with the provisions of this Agreement shall be deemed to have been given and received (i) four (4) Business Days after the same are sent by certified or registered mail, postage prepaid, return receipt requested, (ii) when delivered by hand or transmitted by facsimile (with acknowledgment received and, in the case of a facsimile only, a copy of such notice is sent no later than the next Business Day by a reliable overnight courier service, with acknowledgment or receipt) or (iii) one (1) Business Day after the same are sent by a reliable overnight courier service, with acknowledgment of receipt.

          11.6 Severability.  If one or more provisions of this Agreement are
               ------------
held to be unenforceable under applicable law, portions of such provisions, or such provisions in their entirety, to the extent necessary, shall be severed from this Agreement, and the balance of this Agreement shall be enforceable in accordance with its terms.

          11.7 Headings.  The section headings used in this Agreement are for
               --------
reference purposes only and shall not affect the meaning or interpretation of any term or provision of this Agreement.

          11.8 Delays or Omissions.  No delay or omission to exercise any right,
               -------------------
power or remedy accruing to any party to this Agreement, upon any breach or default of the other party, shall impair any such right, power or remedy of such non-breaching party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or otherwise afforded to any party, shall be cumulative and not alternative.

          11.9 Purchases and Sales of Company Securities between Stockholders.
               --------------------------------------------------------------

               (a) In connection with any purchase and sale of Company Securities between any members of one Stockholder Group, on the one hand, and any members of another Stockholder Group, on the other, each seller of Company Securities shall deliver to each purchaser thereof a certificate, executed by or on behalf of such seller, in which such seller shall represent and warrant to such purchaser as of the closing date of such transaction that:

                    (i) (A) If an entity, such seller is such an entity duly organized, validly existing, and in good standing under the laws of the state of its organization and (B) such seller has good title to, and the full power and authority to sell, transfer and assign to the purchaser all of its right, title and interest in and to, such Company Securities;

                    (ii) there are no consents, approvals or authorizations required under any law, rule, regulation, agreement or instrument applicable to the seller (other than such as have previously been obtained and are in full force and effect as of such closing date) required in order to consummate its sale of such Company Securities to the purchaser (other than any consents, approvals or authorizations required to be obtained by the purchaser in connection with such purchase); and

                    (iii) immediately after the sale, transfer and assignment thereof, such purchaser will have good title to such Company Securities free and clear of all liens, claims or encumbrances (other than any arising pursuant to this Agreement or under state or federal securities laws or created by the purchaser or arising by reason of its purchase or ownership of such Company Securities).

               (b) In connection with any purchase and sale of Company Securities hereunder between any members of one Stockholder Group, on the one hand, and any members of another Stockholder Group, on the other, each purchaser of Company Securities shall deliver to each seller thereof a certificate, executed by or on behalf of such purchaser, in which such purchaser shall represent and warrant to such seller as of the closing date of such transaction that:

                    (i) (A) If an entity, such purchaser is such an entity duly organized, validly existing, and in good standing under the laws of the state of its organization and (B) such purchaser has the full power and authority to purchase, acquire and accept from the seller all of its right, title and interest in and to such Company Securities;

                    (ii) there are no consents, approvals or authorizations required under any law, rule, regulation, agreement or instrument applicable to such purchaser (other than such as have previously been obtained and are in full force and effect as of such closing date) required in order to consummate its purchase of such Company Securities from such seller (other than any consents, approvals or authorizations required to be obtained by such seller in connection with such sale).

               (c) (i) Unless otherwise provided herein, the closing of the purchase and sale of such Company Securities shall be held on the fifth Business Day following satisfaction of all conditions (including any financing condition) to such closing, but in no event later than 120 days following the date that the total amount of Company Securities such Person is obligated to purchase is finally determined; provided, however, that such 120-day period shall be
                    --------  -------
extended for up to an additional 60 days in order to obtain any consent, approval, or authorization or any expiration of a waiting period, which consent, approval, authorization or expiration is a condition to the closing of such purchase and sale. The obligation of each Stockholder to effect such purchase and sale shall be conditioned (satisfaction of which may not be waived by any party thereto without the consent of the other parties thereto) upon the receipt of any and all consents, approvals or authorizations of any governmental or regulatory entities or other third parties, and the expiration or termination of any waiting periods under the HSR Act applicable to the consummation of such purchase and sale contemplated. Each Stockholder that is a party to such transaction shall use its commercially reasonable efforts to cause the satisfaction of such condition. The obligation of each Stockholder purchasing Company Securities pursuant to this Section 11.9 shall be several and not joint and shall not be conditioned upon the consummation by any other Stockholder purchasing Company Securities hereunder of its purchase of Company Securities in connection with any sale of Company Securities pursuant to Section
4.3. In the event that a selling Stockholder shall become obligated to consummate the sale of Company Securities to one or more but not all Stockholders which have agreed to purchase Company Securities in accordance with the terms hereof, then such selling Stockholder shall be obligated to consummate such sale with those purchasing Stockholders who are obligated to close, and as to any Company Securities remaining following the purchase of the Company Securities that the purchasing Stockholders had agreed (collectively) to purchase, each non-defaulting purchasing Stockholders shall, pursuant to written notice to all other Stockholders delivered not later than 10 days following such purchase default, have the option to elect to purchase such remaining shares, which remaining shares shall be allocated among such electing Stockholders on a pro rata basis or as they may otherwise agree, such purchase to be on the same terms and conditions as such previous purchase; the closing of such subsequent purchase to occur not later than 90 days following the conclusion of such 10 day period. If any shares remain following such purchase, the selling Stockholder shall be entitled to sell such shares to an Unaffiliated Third Party during the period of 120 days following the conclusion of such 10 day period, provided that the terms and conditions of such sale are no more favorable to such Unaffiliated Third Party than the terms and conditions offered to the purchasing Stockholders. The foregoing shall not be deemed to limit in any way any rights a selling Stockholder may have against a defaulting Stockholder.

               (d) At the applicable closing, each purchaser of Company Securities shall deliver to each seller thereof (i) in cash, or by certified check or wire transfer of immediately available funds to the account specified by such seller or (ii) in such other form of consideration as may be provided for herein, an amount equal to the purchase price of the Company Securities to be purchased by such purchaser from such seller. In the event that the purchase price for Company Securities is stated in terms of a purchase price per share of Common Stock but the Company Securities to be purchased consist of shares of convertible Preferred Stock or options, warrants or other rights to acquire shares of Common Stock, the purchase price with respect to each such Company Security shall, (x) in the case of a purchase of shares of Convertible Preferred Stock, equal the purchase price per share of Common Stock multiplied by the number of shares of Common Stock then issuable upon the conversion of such shares of Convertible Preferred Stock, and (y) in the case of any Right to acquire shares of Common Stock, equal the purchase price per share of Common Stock less the applicable exercise price of such Right. Concurrently therewith, each seller shall deliver to each purchaser a stock certificate or certificates representing the Company Securities to be sold by such seller to such purchaser, duly endorsed for transfer or accompanied by duly executed stock powers, with all requisite transfer tax stamps affixed, and such shares shall be free and clear of all liens, claims and encumbrances (except as otherwise provided herein and except for restrictions or resales under applicable securities laws) and all title to, and all rights and privileges of ownership in, all such shares shall immediately vest in such purchaser. At the applicable closing, each seller shall also deliver to each purchaser, and each purchaser shall deliver to each seller, the certificates required pursuant to Sections 11.9(a) and (b), and each seller shall deliver to each purchaser such other certificates and documents as such purchaser may reasonably request.

                 (e) In connection with the allocation of Company Securities among the Stockholders purchasing such securities in connection with (i) a right of first offer procedure pursuant to Sections 4.3 or 4.4 or (ii) the exercise of the TCI Call, the KPCB Put or the Cable Put and the election by Comcast Sub or Cox Sub to participate with TCI Sub in the purchase of Company Securities pursuant to the TCI Call, the KPCB Put or the Cable Put, any Rights included in such Company Securities shall be allocated pro rata (both in respect of the number of Rights and the exercise price or other price related thereto) among each Stockholder participating in such purchase, based on the number of Company Securities held by such participating Stockholder and the number of Company Securities held by all participating Stockholders (determined on an as converted into Series A Common Stock basis).

          11.10  Entire Agreement.  Except as otherwise provided in this
                 ----------------
Agreement, this Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings among the parties with respect to the subject matter hereof, including without limitation, (i) Article V of the Term Sheet and (ii) the Stockholders Agreement, dated as of August 29, 1995, among, inter alia, the
                                                            ----- ----
Company, KPCB, certain KPCB Affiliates, and TCI Internet Services.

          11.11  Additional Agreements.  Each Stockholder and its Cable Parent
                 ---------------------
agrees to negotiate in good faith with the Company and the other Stockholders and their respective Cable Parents in connection with the execution and delivery of a Master Distribution Agreement and a form of LCO Agreement incorporating therein (and thereby superseding) the applicable provisions set forth in the letter agreement, dated May 15, 1997, among the Stockholders and certain of their respective Affiliates and the Company, including the exhibits thereto.
The parties acknowledge and agree that the Term Sheet is hereby terminated and shall have no further force or effect.

          11.12  Termination.  This Agreement (other than any provision for
                 -----------
which a different term is specified) shall terminate on the earliest to occur of
(w) the twenty-fifth anniversary of the Execution Date, (x) such date as there are no Eligible Stockholders or Exclusive Stockholders, (y) a merger or consolidation of the Company with or into any other Person and in which the Company is not the surviving or resulting corporation and (z) there are no shares of Common Stock or Convertible Preferred Stock issued and outstanding.

          11.13  Legends.  Any and all certificates evidencing the Company
                 -------
Securities that are subject to this Agreement shall be endorsed with a conspicuously noted legend in substantially the following form:

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THAT CERTAIN STOCKHOLDERS' AGREEMENT, DATED AS OF JULY __, 1997 AND AS THEREAFTER AMENDED, AMONG THE COMPANY AND THE OTHER PARTIES THERETO CONTAINING, AMONG OTHER THINGS, RESTRICTIONS, ON THE SALE, TRANSFER OR OTHER DISPOSITION OF SUCH SECURITIES AND RESTRICTIONS UPON AND COMMITMENTS TO VOTE ON CERTAIN MATTERS. A COUNTERPART OF EACH SUCH AGREEMENT HAS BEEN DEPOSITED WITH THE COMPANY AT ITS PRINCIPAL PLACE OF BUSINESS, AND THE COMPANY SHALL FURNISH A COPY OF EACH SUCH AGREEMENT TO THE RECORD HOLDER HEREOF WITHOUT CHARGE UPON WRITTEN REQUEST."

          The Company shall make a notation on its stock books regarding the restrictions on transfer of the Company Securities subject to this Agreement and will transfer securities on the books of the Company only to the extent not inconsistent therewith.

          11.14  Specific Performance.  Without intending to limit the remedies
                 --------------------
available to any of the parties hereto, each of the parties hereto acknowledges and agrees that a breach by such party of any provision of Article 2, Article 3,
Article 4, Section 5.2, Article 6, Article 7, Article 8, Article 10 and Section
11.11 of this Agreement will cause the other parties hereto irreparable injury for which an adequate remedy at law is not available. Therefore, the parties hereto agree that in the event of any such breach each such party shall be entitled to an injunction, restraining order or other form of equitable relief from any court of competent jurisdiction restraining any other party hereto from committing any breach or threatened breach of, or otherwise specifically to enforce, any such provision of this Agreement, in addition to any other remedies that such parties may have at law or in equity.

          11.15  Amendments.  Any amendment to this Agreement must be in writing
                 ----------
and must be signed by the Company and the member of each Stockholder Group appointed to take actions on behalf of such Stockholder Group pursuant to
Section 2.1(a) as of the date of such amendment, whereupon such amendment shall be effective against the Company and each member of all Stockholder Groups.

          IN WITNESS WHEREOF, the parties have executed this Amended and Restated Stockholders' Agreement as of the date first above written.

                                         AT HOME CORPORATION

                                         By:___________________________________
                                            Name:
                                            Title:


TCI INTERNET HOLDINGS, INC.              COX TELEPORT PROVIDENCE, INC.



By:____________________________________  By:___________________________________
   Name:                                    Name:
   Title:                                   Title:


COMCAST PC INVESTMENTS, INC.             KLEINER, PERKINS, CAUFIELD
                                         & BYERS VII
                                         By:  KPCB VII Associates, its General
                                              Partner

By:____________________________________  By:___________________________________
   Name:                                    Name:
   Title:                                   Title:

KPCB INFORMATION SCIENCES
ZAIBATSU FUND II
By:  KPCB VII Associates, its
     General Partner


By:____________________________________  ______________________________________
   Name:                                               James Clark
   Title:

          Each of the following executes this Amended and Restated Stockholders' Agreement only in its capacity as a Cable Parent:

TCI INTERNET SERVICES, INC.              TCI COMMUNICATIONS, INC.



By:____________________________________  By:___________________________________
   Name:  Bruce W. Ravenel                  Name:  Brendan R. Clouston
   Title: President and Chief Executive     Title: President and Chief Executive
          Officer                                  Officer


TCI CABLE INVESTMENTS INC.               COMCAST CABLE COMMUNICATIONS, INC.



By:____________________________________  By:___________________________________
   Name:  Brendan R. Clouston               Name:  Brian L. Roberts
   Title: President                         Title: Vice Chairman


COX COMMUNICATIONS, INC.                 COMCAST ON-LINE COMMUNICATIONS, INC.



By:____________________________________  By:___________________________________
   Name:  David M. Woodrow                  Name:
   Title: Senior Vice President             Title:

     Each of the following executes this Amended and Restated Stockholders' Agreement only in its capacity as a Parent:

TELE-COMMUNICATIONS, INC.                COMCAST CORPORATION



By:____________________________________  By:___________________________________
   Name:  John C. Malone                    Name:  Brian L. Roberts
   Title: President and Chief Executive     Title: President
          Officer


KPCB VII ASSOCIATES                      COX COMMUNICATIONS, INC.



By:____________________________________  By:___________________________________
   Name:  L. John Doerr                     Name:  William L. Killen, Jr.
   Title: Partner                           Title: Vice President

     Each of the following executes this Amended and Restated Stockholders' Agreement only in its capacity as an Ultimate Parent:

TELE-COMMUNICATIONS, INC.                COMCAST CORPORATION



By:____________________________________  By:___________________________________
   Name:                                    Name:
   Title:                                   Title:


COX ENTERPRISES, INC.



By:____________________________________
   Name:
   Title:

                                                                      SCHEDULE I
                                                                      ----------

                                  @HOME EQUITY

Investor                  Series T         Series K       Series AM      Series AT     Series AX
                         Preferred         Preferred      Preferred      Preferred     Preferred
--------------------   ---------------    ------------    -----------    ----------    ----------
TCI Sub                       770,000                                    1,553,000
KPCB Affiliates                               693,883
Comcast Sub                                                  727,865
Cox Sub                                                                                  727,865
Management Pool

   Total Shares               770,000         693,883        727,865     1,553,000       727,865

                         Shares of Con.     Common
                              Pref.        Equivalent
                       ---------------    ------------
TCI Sub                     2,323,000      23,230,000
KPCB Affiliates               693,883       6,938,830
Comcast Sub                   727,865       7,278,650
Cox Sub                       727,865       7,278,650

   Total Shares             4,472,613      44,726,130

                                                                     SCHEDULE II
                                                                     -----------


                               Base Homes Passed
                               -----------------

                                                             Number of
                                                        Base Homes Passed
                                                        -----------------
TCI Cable Parent and Controlled Affiliates              24,000,000

Cox Communications, Inc. and Controlled Affiliates      5,250,000

Comcast Cable Parent and Controlled Affiliates          5,953,890; provided that
                                                                   --------
                                                        upon consummation of
                                                        Comcast's acquisition of
                                                        the Scripps-Howard cable
                                                        systems, such number shall
                                                        be increased to 7,210,724
                                                        Base Homes Passed

                                                                    SCHEDULE III
                                                                    ------------


                             Restricted Businesses
                             ---------------------

A.        Cox Restricted Businesses
          -------------------------

          High Speed Internet Access operations in Phoenix, AZ


B.        TCI Restricted Businesses
          -------------------------

          The TCI cable system in East Lansing, Michigan is offering consumer Internet services on a commercial basis. This system has been providing these services since April of 1995 and currently has a subscriber count of almost 400; 65% of whom are residential users. The service is priced in two tiers; tier 1 is $44.95 per month on Zenith cable modems and tier 2 is $69.95 on LANcity cable modems.

C.        Comcast Restricted Businesses
          -----------------------------

          Trials in Philadelphia, PA

          Sarasota on-line in Sarasota, Florida

          Work at home trial in Northern New Jersey.

          Netline Communications, Inc.
          (purchased subsequent to June 4, 1996)

                               TABLE OF CONTENTS
                               -----------------

                                                                                           Page
                                                                                           ----

ARTICLE 1

     DEFINITIONS AND OTHER GENERAL MATTERS
     1.1   Certain Definitions.............................................................   2
     1.2   Additional Definitions..........................................................  18
     1.3   Terms of Interpretation Generally...............................................  19

ARTICLE 2

     STOCKHOLDER GROUPS
     2.1   Stockholder Groups; Ownership Provisions........................................  20

ARTICLE 3

     CORPORATE GOVERNANCE
     3.1   Voting Generally................................................................  22
     3.2   Election of CEO to the Board....................................................  23
     3.3   Designation and Election of Series B Common Directors...........................  23
     3.4   Removal of Special Directors and Series K Director..............................  24
     3.5   Vacancies Among the Series B Common Directors...................................  25
     3.6   Outside Directors...............................................................  25
     3.7   Conflicting Charter and Bylaws..................................................  25
     3.8   Special Voting Provisions.......................................................  25
     3.9   Certain Amendments In Connection with the IPO...................................  26
     3.10  .Com Committee..................................................................  26

ARTICLE 4

     TRANSFERS AND CONVERSIONS
     4.1   General Restrictions on Transfer................................................  27
     4.2   Conversion of the Convertible Preferred Stock, the Series B Common Stock and
           the Series K Common Stock.......................................................  28
     4.3   Right of First Offer............................................................  30
     4.4   Right of First Offer Following an IPO...........................................  33
     4.5   Tag-Along Rights................................................................  36
     4.6   Drag-Along Right................................................................  39
     4.7   Determination of Consideration Payable with Respect to Certain Tag-Along
           Rights and Drag-Along Rights....................................................  40
     4.8   Allocation of Consideration.....................................................  41

                               TABLE OF CONTENTS
                               -----------------
                                   continued
                                   ---------

                                                                                           Page
                                                                                           ----

ARTICLE 5

     DEEMED TRANSFER
     5.1   Definitions.....................................................................  42
     5.2   Deemed Transfer.................................................................  43

ARTICLE 6

     PUT/CALL PROVISIONS
     6.1   TCI Call........................................................................  46
     6.2   KPCB Put........................................................................  47
     6.3   Cable Put.......................................................................  48
     6.4   IPO Election....................................................................  49
     6.5   Payment of Consideration in Respect of TCI Call, KPCB Put, and Cable Put........  50
     6.6   Determination of Fair Market Value and Per Share Value in connection with
           TCI Call, KPCB Put and Cable Put................................................  51
     6.7   Termination or Amendment to the TCI Call, the KPCB Put and the Cable Put........  52
     6.8   Status of Designee..............................................................  52

ARTICLE 7

     APPRAISAL PROCEDURES
     7.1   Fair Market Value...............................................................  52
     7.2   Appraisal Procedure for Fair Market Value.......................................  53
     7.3   Determination of Per Share Value................................................  53
     7.4   Delivery of Appraisal Report....................................................  54
     7.5   Fees and Expenses of Appraisers.................................................  54
     7.6   Value Determination is Conclusive...............................................  54

ARTICLE 8

     PREEMPTIVE RIGHTS
     8.1   Preemptive Rights...............................................................  55
     8.2   Termination of Preemptive Rights................................................  56

ARTICLE 9

     REPRESENTATIONS, WARRANTIES AND COVENANTS
     9.1   General Representations and Warranties..........................................  57
     9.2   Restricted Business.............................................................  58

ARTICLE 10

     CONFIDENTIALITY
     10.1  Confidentiality.................................................................  58
           (a)  Maintenance of Confidentiality.............................................  58
           (b)  Permitted Disclosures......................................................  59

ARTICLE 11

     MISCELLANEOUS
     11.1  Successors and Assigns..........................................................  61
     11.2  Third Parties...................................................................  62
     11.3  Governing Law...................................................................  62
     11.4  Counterparts....................................................................  62
     11.5  Notices.........................................................................  62
     11.6  Severability....................................................................  65
     11.7  Headings........................................................................  65
     11.8  Delays or Omissions.............................................................  65
     11.9  Purchases and Sales of Company Securities between Stockholders..................  65
     11.10 Entire Agreement................................................................  68
     11.11 Additional Agreements...........................................................  68
     11.12 Termination.....................................................................  68
     11.13 Amendment to Term Sheet.........................................................  68
     11.14 Specific Performance............................................................  68